                                                                    EXHIBIT 3.21

                      AGREEMENT AND PLAN OF REORGANIZATION


        This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of September 23, 1998 among Baan Company, N.V., a corporation incorporated in The Netherlands ("Parent"), Orange Software Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and CAPS Logistics Inc., a Georgia corporation (the "Company").


                                    RECITALS

        A. The Boards of Directors of each of the Company and Merger Sub and the Boards of Managing Directors and Supervisory Directors of Parent believe it is in the best interests of each company and their respective shareholders that Parent acquire the Company through the statutory merger of Merger Sub with and into the Company (the "Merger") and, in furtherance thereof, have approved the Merger.

        B. Pursuant to the Merger and subject to the terms and conditions of this Agreement, Parent shall acquire from the shareholders of the Company all of the issued and outstanding shares of common stock of the Company ("Company Common Stock"), in exchange for shares of Common Shares of Parent ("Parent Common Shares").

        C. A portion of the Parent Common Shares issued by Parent in connection with the Merger to the shareholders of the Company shall be placed in escrow by Parent, the release of which shares shall be contingent upon certain events and conditions, all as set forth in Article VII hereof.

        D. The Company, Parent and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

        E. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code") and which qualifies for accounting treatment as a pooling of interests.

        NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:

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                                    ARTICLE I

                                   THE MERGER

        1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Delaware General Corporation Law ("Delaware Law") and the Georgia General Corporation Law ("Georgia Law") Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

        1.2 Effective Time. Unless this Agreement is earlier terminated pursuant to Section 8.1, the closing of the Merger (the "Closing") will take place as promptly as practicable, but no later than five (5) business days, following satisfaction or waiver of the conditions set forth in Article VI, at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, unless another place or time is agreed to by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the "Closing Date". On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing the Certificate of Merger (or like instrument) with the Secretary of State of the State of Delaware and the Secretary of State of the State of Georgia (the "Certificate of Merger"), in accordance with the relevant provisions of applicable law (the time of acceptance by the Secretary of State of Georgia of such filing being referred to herein as the "Effective Time"). The parties currently intend that the Closing Date will occur on or prior to October 1, 1998.

        1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law and Georgia Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

        1.4     Articles of Incorporation; Bylaws.

                (a) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the Articles of Incorporation of the Company shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation.

                (b) The Bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.



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        1.5 Directors and Officers. The director(s) of Merger Sub immediately prior to the Effective Time shall be the initial director(s) of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Bylaws of the Surviving Corporation.

        1.6 Shares to Be Issued; Effect on Common Stock. The number of shares of Parent Common Shares to be issued pursuant to the Merger in exchange for the acquisition by Parent of all outstanding Company Common Stock shall be 2,500,000 shares (the "Aggregate Parent Shares"). Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holder of any shares of the Company Common Stock, the following shall occur:

                (a) Transfer of Company Common Stock. Pursuant to the Merger, each share of Common Stock of the Company issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be transferred to Parent pursuant to Section 1.6(b) and other than any Dissenting Shares (as defined and to the extent provided in Section 1.8(a)) will be automatically assigned and transferred to Parent at the Effective Time, without any further action required on the part of the Company, the individual shareholder of the Company or Parent, and in exchange therefor the holders of such share of Company Common Stock shall be entitled to receive a number of shares of Parent Common Shares equal to the Exchange Ratio (as defined in subparagraph (g) below), upon surrender of the certificate representing such share of Company Common Stock in the manner provided in Section 1.9.

                (b) Transfer of Company-Owned Stock. Each share of Company Common Stock owned by Merger Sub, Parent, the Company or any direct or indirect wholly-owned subsidiary of Parent or of the Company, if any, immediately prior to the Effective Time shall be transferred to the Parent.

                (c) Stock Options, Warrants, Etc. The Company has no outstanding options, warrants, convertible securities or other rights of any kind or nature whatsoever to purchase Company Common Stock.

                (d) Capital Stock of Merger Sub. Pursuant to the Merger, each share of Common Stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and non-assessable share of Common Stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

                (e) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Shares or Company Common Stock), recapitalization or other like change without receipt of consideration with respect to Parent Common Shares or Company Common Stock occurring after the date hereof and prior to the Effective Time. Any such change for



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which a record date is established shall be deemed for the purposes of this
Section 1.6(e) to have occurred on the record date.

                (f) Fractional Shares. No fraction of a share of Parent Common Shares will be issued, but in lieu thereof, each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Shares (after aggregating all fractional shares of Parent Common Shares to be received by such holder) shall be entitled to receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the average closing price of a share of Parent Common Shares for the ten (10) consecutive trading days ending on the trading day immediately prior to the Closing Date, as reported on the Nasdaq National Market.

                (g)     Definitions.

                        (i) Aggregate Company Shares. The "Aggregate Company Shares" shall mean the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time.

                        (ii) Aggregate Parent Shares. The "Aggregate Parent Shares" shall be 2,500,000 shares of Parent Common Shares (as appropriately adjusted to reflect the effect of any stock split, stock dividend, recapitalization or the like with respect to the Parent Common Shares occurring after the date hereof and prior to the Effective Time).

                        (iii) Escrow Amount. The "Escrow Amount" shall be a number of shares of Parent Common Shares obtained by multiplying (x) the Aggregate Parent Share by (y) 0.10, or 250,000 shares of Parent Common Shares.

                        (iv) Exchange Ratio. The "Exchange Ratio" shall mean the quotient obtained by dividing (x) the Aggregate Parent Share by (y) the Aggregate Company Shares.

        1.7 Unvested Company Common Stock. To the extent that shares of Company Common Stock prior to the Merger are subject to vesting arrangements under which shares that are unvested as of a date of termination of employment would be subject to repurchase by the Company, Parent shall issue shares of Parent Common Shares, which upon issuance, will be subject to similar contractual vesting and repurchase provisions on the same schedules and subject to the same terms.

        1.8     Dissenting Shares.

                (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Common Stock held by a holder who has demanded and perfected appraisal or dissenters' rights for such shares in accordance with Georgia Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal or dissenters' rights ("Dissenting Shares"), shall not be



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exchanged for Parent Common Shares pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by Georgia Law.

                (b) Notwithstanding the provisions of subsection (a), if any holder of shares of Company Common Stock who demands appraisal of such shares under Georgia Law shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be, pursuant to the Merger, exchanged for Parent Common Shares and fractional shares as provided in Section 1.6, without interest thereon, upon surrender of the certificate representing such shares pursuant to Section 1.9.

                (c) The Company shall give Parent (i) prompt notice of any written demands for appraisal of any shares of Company Common Stock, withdrawals of such demands, and any other instruments served pursuant to Georgia Law and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under Georgia Law. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal of capital stock of the Company or offer to settle or settle any such demands.

        1.9     Surrender of Certificates.

                (a) Exchange Agent. Prior to the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as exchange agent (the "Exchange Agent") in the Merger.

                (b) Parent to Provide Common Stock. Promptly after the Effective Time, Parent shall make available to the Exchange Agent for the benefit of the Company's shareholders the aggregate number of shares of Parent Common Shares issuable pursuant to Section 1.6; provided that, on behalf of the holders of Company Common Stock, Parent shall deposit the Escrow Amount into an escrow account. The portion of the Escrow Amount contributed on behalf of each holder of Company Common Stock shall be in proportion to the aggregate number of shares of Parent Common Shares which such holder would otherwise be entitled to receive under Section 1.6 by virtue of ownership of outstanding shares of Company Common Stock. It is understood that the shares placed in the escrow account shall be constituted solely out of the shares of Parent Common Shares issuable in respect of Company Common Stock.

                (c) Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Common Stock which, pursuant to the Merger, were exchanged for Parent Common Shares pursuant to
Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and



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(ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Shares. Upon surrender of a Certificate to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Shares (less the number of shares of Parent Common Shares, if any, to be deposited in the Escrow Fund on such holder's behalf pursuant to Article VII hereof), plus cash in lieu of fractional shares in accordance with Section 1.6, to which such holder is entitled pursuant to Section 1.6, and the Certificate so surrendered shall forthwith be transferred to Parent. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Article VII hereof, Parent shall cause to be issued to the Escrow Agent (as defined in Article VII) a certificate or certificates representing that number of shares of Parent Common Shares equal to the Escrow Amount and registered in the name of the Escrow Agent. Such shares shall be held by the Escrow Agent as nominee on behalf of the holder on whose behalf the shares are deposited in the Escrow Fund; such shares shall be beneficially owned (as defined under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) by the holders on whose behalf such shares were deposited in the Escrow Fund; and such shares shall be available to compensate Parent as provided in Article VII. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes, to represent solely (i) ownership of the number of full shares of Parent Common Shares into which such shares of Company Common Stock shall have been so exchanged and (ii) the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6.

                (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Shares with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Shares represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Shares issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Shares.

                (e) No Liability. Notwithstanding anything to the contrary in this Section 1.9, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Parent Common Shares or Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

        1.10 No Further Ownership Rights in Company Common Stock. All shares of Parent Common Shares issued pursuant to the Merger in exchange for shares of Company Common Stock in accordance with the terms hereof (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares



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of Company Common Stock which were outstanding immediately prior to the
Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be transferred to Parent.

        1.11 Lost, Stolen or Destroyed Certificates. In the event any certificates evidencing shares of Company Common Stock shall have been lost, stolen or destroyed, the Company shall issue in exchange for such lost, stolen or destroyed certificates, upon receiving notice from the holder thereof at least five (5) days before the Effective Time and upon the making of an affidavit of that fact by such holder, new shares of Company Common Stock; provided, however, that Company, as a condition precedent to the issuance thereof, shall require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made with respect to the certificates alleged to have been lost, stolen or destroyed. Subsequent to the issuance of new shares of Company Common Stock, such shares shall be surrendered to the Exchange Agent in accordance with Section 1.9.

        1.12 Tax and Accounting Consequences. It is intended by the parties hereto that the Merger shall (i) constitute a reorganization within the meaning of Section 368 the Code and (ii) qualify for accounting treatment as a pooling of interests.

        1.13 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.


                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company hereby represents and warrants to Parent and Merger Sub, subject to such exceptions as are clearly disclosed in the disclosure letter supplied by the Company to Parent (the "Company Schedules") and dated as of the date hereof, as follows:

        2.1 Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. The Company has the corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have, or is reasonably likely to have, a material adverse effect on (i) financial position, business, or results of operations of the Company or (ii) the ability of the Company to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement (hereinafter referred to as a "Material Adverse Effect"). The Company



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has delivered a true and correct copy of its Articles of Incorporation and
Bylaws, each as amended to date, to Parent.

        2.2 Company Capital Structure. The authorized stock of the Company consists of 1,000,000 shares of Common Stock, no par value, of which 210,390 shares are issued and outstanding. A complete list of the Company's shareholders and the number of shares of Company Common Stock held by each such shareholder is attached hereto as Schedule 2.2. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound. None of the outstanding Company Common Stock or other securities of the Company was issued in violation of the Securities Act or any applicable state Blue Sky laws. There are no options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party or by which it is bound, obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

        2.3 Subsidiaries. Except as set forth on Schedule 2.3, the Company does not have any subsidiaries or affiliated companies and does not otherwise own any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

        2.4 Authority. Subject only to the requisite approval of the Merger and this Agreement by the Company's shareholders, the Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval of the Merger by the Company's shareholders. The Company's Board of Directors has unanimously approved the Merger and this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. Except as set forth on Schedule 2.4, subject only to the approval of the Merger and this Agreement by the Company's shareholders, the execution and delivery of this Agreement by the Company does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the Articles of Incorporation or Bylaws of the Company or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative



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agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any third party (so as not to trigger any Conflict), is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State and the Georgia Secretary of State, (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws,
(iii) such filings as are required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), and (iv) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on
Schedule 2.4.

        2.5 Company Financial Statements. Schedule 2.5 sets forth the Company's unaudited balance sheet as of August 31, 1998 (the "Balance Sheet") and the Company's unaudited statements of operations, shareholders' equity and cash flows for the fiscal year ended June 30, 1998 and two-month period ended August 31, 1998 (collectively, the "Company Financials"). The Company's audited financial statements for the year ended June 30, 1998, as may be delivered to Parent pursuant to the closing conditions set forth in Section 6.2(j) shall be referred to as the "Additional Financials." The Company Financials have been prepared (and the Additional Financials will be prepared) in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent throughout the periods indicated and consistent with each other except that the unaudited financial statements do not include footnotes. The Company Financials present fairly (and the Additional Financials will present fairly) the financial condition and operating results of the Company as of the dates and during the periods indicated therein, subject, in the case of the unaudited financial statements, to normal year-end adjustments, which will not be material in amount or significance.

        2.6 No Undisclosed Liabilities. Except for (i) Liabilities (as defined below) as set forth or referred to in Schedule 2.6, (ii) performance obligations under Contracts described in Schedules 2.12(a) and (b) or under other contracts and agreements which would be included on Schedules 2.12(a) and (b) but for the fact that such contracts and agreements may be excluded on Schedules 2.12(a) and
(b) pursuant to the terms of Section 2.12, and (iii) other Liabilities specifically identified elsewhere in the Company Schedules as Liabilities of the Company, the Company does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles) (a "Liability"), not reflected in the Balance Sheet, which (i) has arisen other than in the ordinary course of the Company's business since August 31, 1998, consistent with past practices, or (ii) involves, individually or in the aggregate, potential liabilities in excess of $100,000.

        2.7 No Changes. Except as set forth in Schedule 2.7, since August 31, 1998, there has not been, occurred or arisen any:

                (a) transaction by the Company except in the ordinary course of business as conducted on that date and consistent with past practices;



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                (b) amendments or changes to the Articles of Incorporation or
Bylaws of the Company;

                (c) capital expenditure or commitment by the Company of $50,000 in any individual case or $100,000 in the aggregate.

                (d) destruction of, damage to or loss of any material assets, business or customer of the Company (whether or not covered by insurance);

                (e) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

                (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company;

                (g) revaluation by the Company of any of its assets;

                (h) declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its capital stock;

                (i) increase in the salary or other compensation payable or to become payable by the Company to any of its officers, directors, employees or advisors (except for standard yearly salary increases in the normal course of business), or the declaration, payment or commitment or obligation of any kind for the payment, by the Company, of a bonus or other additional salary or compensation to any such person except as otherwise contemplated by this Agreement;

                (j) sale, lease, license or other disposition of any of the assets or properties of the Company, except in the ordinary course of business as conducted on that date and consistent with past practices;

                (k) amendment or termination of any material contract, agreement or license to which the Company is a party or by which it is bound;

                (l) loan by the Company to any person or entity, incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

                (m) waiver or release of any material right or claim of the Company, including any provisions for uncollectible accounts receivable of the Company;



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                (n) commencement or notice or written threat of commencement of any lawsuit or proceeding against or, to the knowledge of the Company, investigation of the Company or its affairs;

                (o) notice of any claim of ownership by a third party of the Company's Intellectual Property (as defined in Section 2.11 below) or of infringement by the Company of any third party's Intellectual Property rights;

                (p) issuance or sale by the Company of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities;

                (q) change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to the Company;

                (r) event or condition of any character that has had or reasonably could be expected to have a Material Adverse Effect on the Company; or

                (s) negotiation or agreement by the Company or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (r) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

        2.8     Tax and Other Returns and Reports.

                (a) Definition of Taxes. For the purposes of this Agreement, "Tax" or, collectively, "Taxes", means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

                (b) Tax Returns and Audits. Except as set forth in Schedule 2.8:

                         (i) The Company as of the Effective Time will have
prepared and filed all required federal, state, local and foreign returns, estimates, information statements and reports due to be filed on or before the Effective Time ("Returns") relating to any and all Taxes concerning or attributable to the Company or its operations and, to the Company's knowledge, such Returns are complete and accurate in all material respects in accordance with applicable law.

                        (ii) The Company as of the Effective Time: (A) will have paid or accrued all Taxes it is required to pay or accrue and (B) will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.



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

                        (iii) The Company has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                        (iv) No audit or other examination of any Return of the Company is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

                         (v) The Company does not have any liabilities for
unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against on the Balance Sheet, whether asserted or unasserted, contingent or otherwise.

                        (vi) The Company has provided to Parent copies of all federal and state income and all state sales and use Tax Returns for all periods ending in the past 3 years.

                        (vii) There are (and as of immediately following the Closing there will be) no liens, pledges, charges, claims, security interests or other encumbrances of any sort ("Liens") on the assets of the Company relating to or attributable to Taxes, other than Liens for Taxes not yet due and payable.

                        (viii) None of the Company's assets are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

                        (ix) As of the Effective Time, there will not be any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162 of the Code.

                         (x) The Company has not filed any consent agreement
under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

                        (xi) The Company is not a party to a tax sharing or allocation agreement nor does the Company owe any amount under any such agreement.

                        (xii) The Company is not, and has not been at any time, a "United States real property holding corporation" within the meaning of
Section 897(c)(2) of the Code.

        2.9 Restrictions on Business Activities. Except as set forth on Schedule 2.9, there is no agreement (non-compete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has the effect of prohibiting or impairing any business practice (including, without limitations, the licensing of any product) of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company. Without limiting the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

        2.10    Title to Properties; Absence of Liens and Encumbrances.

                (a) The Company owns no real property. Schedule 2.10(a) sets forth (i) a list of all real property currently leased by the Company, the name of the lessor and the date of the lease and each amendment thereto, and (ii) all real property ever owned by the Company. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) by the Company or, to the knowledge of the Company, any other party.

                (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens (as defined in Section 2.8(b)(vii)), except as reflected in the Company Financials or in Schedule 2.10(b) and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

        2.11    Intellectual Property.

                (a) The Company owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, registered and unregistered trademarks, trade names, service marks, trade secrets, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material that are required for the conduct of business of the Company as currently conducted by the Company or as such rights relate to products currently under development (the "Company Intellectual Property Rights").

                (b) Schedule 2.11(a) sets forth a complete list of all patents, registered and unregistered trademarks, registered copyrights, trade names and service marks, and any applications therefor, included in the Company Intellectual Property Rights, and specifies, where applicable, the jurisdictions in which each such Company Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners. Schedule 2.11(b) sets forth a complete list of all material licenses, sublicenses and other agreements to which the Company is a party and pursuant to which the Company or any other person is authorized to use any Company Intellectual Property Right (excluding object code end-user licenses granted to end-users in the ordinary course of business that permit use of software products without a right to modify, distribute or sublicense the same ("End-User Licenses")) or trade secret of the Company, and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty or other fees and the term thereof. The execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, will neither cause the Company to be in violation or default under any such license, sublicense or agreement, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement. Except as set forth in Schedules 2.11(a) or 2.11(b), the Company is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any liens or encumbrances but subject to the license rights of customers under customer agreements, which customer agreements have been disclosed in the Company Schedules to the extent required elsewhere herein), the Company Intellectual Property Rights, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which the Company Intellectual Property Rights are being used.

                (c) No claims with respect to the Company Intellectual Property Rights have been asserted or, to the Company's knowledge, threatened by any person, nor, to the Company's knowledge, has any other person made an assertion
(i) to the effect that the manufacture, sale, licensing or use of any of the products of the Company infringes on any copyright, patent, trademark, service mark, trade secret or other proprietary right of a third party, (ii) against the use by the Company of any trademarks, service marks, trade names, trade secrets, copyrights, maskworks, patents, technology, know-how or computer software programs and applications used in the Company's business as currently conducted by the Company, or (iii) challenging the ownership by the Company, validity or effectiveness of any of the Company Intellectual Property Rights. To the best of the Company's knowledge, all registered trademarks, service marks and copyrights held by the Company are valid and subsisting. To the best of the Company's knowledge, the Company has not infringed, and the business of the Company as currently conducted or as currently proposed to be conducted does not infringe, any copyright, patent, trademark, service mark, trade secret or other proprietary right of any third party. To the best of the Company's knowledge, there is no material unauthorized use, infringement or misappropriation of any of the Company Intellectual Property Rights by any third party, including any employee or former employee of the Company. No Company Intellectual Property Right or product of the Company or any of its subsidiaries is subject to any outstanding decree, order, judgment, or stipulation restricting in any material maAaa)#&aB Net forth on Schedule 2.20(i), no payment or benefit which will or may be made by the Company or Parent or any of their respective affiliates with respect to any Employee will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code.

               (d) Employment Matters. To the best of the Company's knowledge, the Company (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not, beyond its regular business practices of paying wages in arrears, liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

               (e) Labor. No work stoppage or labor strike against the Company is pending or, to the best knowledge of the Company, threatened. Except as set forth in Schedule 2.20(k), the Company is not involved in or, to the knowledge of the Company, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would result in a Material Adverse Effect to the Company. To the best of the Company's knowledge, neither the Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would directly or indirectly result in any liability to the Company. Except as set forth in Schedule 2.20(k), the Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

        2.12 Employees. To the best of the Company's knowledge, no employee of the Company (i) is in violation of any term of any employment contract, patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company because of the nature of the business conducted or presently proposed to be conducted by the Company or to the use of trade secrets or proprietary information of others and (ii) has given notice to the Company, nor is the Company otherwise aware, that any employee intends to terminate his or her employment with the Company.

        2.13 Governmental Authorization. The Company possesses all material consents, licenses, permits, grants or other authorizations issued to the Company by a governmental entity (i) pursuant to which the Company currently operates or holds any interest in any of its properties or (ii) which is required for the operation of its business or the holding of any such interest (herein collectively called "Company Authorizations"), which Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company to operate or conduct its business or hold any interest in its properties or assets.

        2.14 Third Party Consents. Except as set forth on Schedule 2.23, no consent or approval is needed from any person or entity in order for the Company to consummate any of the transactions contemplated by this Agreement.

        2.15 Accounting. To its knowledge, neither the Company nor any of its officers, directors or shareholders has taken any action or is aware of any event likely to occur which would interfere with Parent's ability to account for the Merger as a pooling of interests.

        2.16 Representations Complete. To the best of the Company's knowledge, none of the representations or warranties made by the Company (as modified by the Company Schedules), nor any statement made in any Schedule or certificate furnished by the Company pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the shareholders of the Company in connection with soliciting their consent to this Agreement and the Merger, contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

        As used in this Agreement, knowledge as used with respect to the Company (including references to such person being aware of a particular matter) shall mean the personal knowledge after due inquiry of Don Ratliff, President and CEO; William Nulty, Vice President of U.S. Products; Jaymie Sexton, Vice President of Marketing and Alliances; Mark Rainosek, Chief Financial Officer; Manuel Pachano, Vice President of Consulting; and Greg Quinet, Vice President of Business Development.


                                   ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Parent and Merger Sub represent and warrant to the Company as follows:

        3.1 Organization, Standing and Power. Parent is a corporation duly organized, validly existing and in good standing, or its equivalent, under the laws of The Netherlands. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted.

        3.2 Authority. Parent and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligations of Parent and Merger Sub, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

        3.3    Parent Capital Structure.

               (a) The authorized stock of Parent consists of 700,000,000 Common Shares, of which approximately 198,800,000 shares were issued and outstanding as of June 30, 1998. Parent has reserved (i) 40,000,000 Common Shares for issuance pursuant to Parent's 1993 Stock Plan, of which as of June 30, 1998 options for approximately 23,240,000 shares were outstanding and 3,934,000 shares remained available for future grant, (ii) 4,000,000 Common Shares for issuance pursuant to Parent's

1993 Employee Stock Purchase Plan, (iii) 1,600,000 Common Shares for issuance pursuant to the 1995 Director Option Plan, (iv) approximately 8,714,000 Common Shares for issuance upon conversion of convertible subordinated notes, and (v) 2,500,000 Common Shares for issuance pursuant to this Agreement.

               (b) The Parent Common Shares, when issued in accordance with the terms and provisions of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

        3.4 SEC Documents; Parent Financial Statements. Parent has timely filed all SEC documents required to be filed by Parent under the Securities and the Exchange Act. Parent has furnished or made available to the Company true and correct copies of its Annual Report on Form 20-F for the year ended December 31, 1997, and its Quarterly Reports on Form 6-K for the quarters ended March 31, 1998 and June 30, 1998, each as filed with the SEC under the Exchange Act (all of the foregoing being collectively referred to as the "SEC Documents"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, and the applicable rules and regulations of the SEC thereunder, as the case may be, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a document subsequently filed with the SEC prior to the date hereof and delivered to the Company. The financial statements of Parent, including the notes thereto, included in the SEC Documents and any other financial statements filed with the SEC after the date of this Agreement and until the Effective Date (the "Parent Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q or Form 6-K of the SEC) and present fairly the consolidated financial position of Parent at the dates thereof and of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring audit adjustments which will not be material in amount or significance). There has been no change in Parent accounting policies except as described in the notes to the Parent Financial Statements.

        3.5 No Conflict. Neither the execution and delivery of this Agreement by Parent, nor the consummation by Parent of the transactions contemplated hereby, nor compliance by Parent with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Parent's Articles of Association,
(ii) constitute or result in a default under, or require any consent pursuant to, or result in the creation of any lien on any material asset of any Parent under, any contract or permit of Parent, where such default or lien, or any failure to obtain such consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Parent and its subsidiaries, taken as a whole or (iii) subject to receipt of the requisite consents referred to in
Section 3.6, constitute or result in a default under, or require any consent pursuant to, any law or order applicable to Parent or any of its respective material assets.

        3.6 No Consents Required. Other than in connection or compliance with the provisions of applicable U.S. federal and Dutch securities laws, applicable state corporate and securities laws, and rules of the NASD and Amsterdam Stock Exchange, and other than consents required from regulatory authorities, and other than potential notices to and filing with the Dutch Merger Committee and relevant Dutch trade unions, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the Hart-Scott-Rodino Act, no notice to, filing with, or consent of, any public body or authority is necessary for the consummation by Parent of the Merger and the other transactions contemplated in this Agreement.

                                   ARTICLE IV

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

        4.1 Conduct of Business of the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, the Company agrees (except to the extent that Parent shall otherwise consent in writing) to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Effective Time. The Company shall promptly notify Parent of any materially negative event related to the Company or its business. Except as expressly contemplated by this Agreement or disclosed in Schedule 4.1, the Company shall not, without the prior written consent of
Parent:

               (a) Enter into any commitment or transaction not in the ordinary course of business.

               (b) Transfer to any person or entity any rights to the Company Intellectual Property Rights (other than pursuant to End-User Licenses in the ordinary course of business);

               (c) Enter into or amend any agreements pursuant to which any other party is granted marketing, distribution or similar rights of any type or scope with respect to any products of the Company, other than any such marketing, distribution and similar agreements in the ordinary course of business which in any event (i) have a term not exceeding one year or are terminable on notice from the Company of not more than 90 days (in each case without penalty to the Company), and (ii) do not convey exclusive rights.

               (d) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the agreements set forth or described in the Company Schedules;

               (e) Commence any litigation, except as is deemed necessary by the Company to protect and defend the Company's Intellectual Property Rights (in which case the Company shall give prompt notice to Parent of its intent to commence such action and shall (subject to attorney-client privilege requirements) keep Parent reasonably informed of all material activity in such litigation;

               (f) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock (or options, warrants or other rights exercisable therefor);

               (g) Except for the issuance of shares of Company Common Stock upon exercise or conversion of presently outstanding Company Options or the grant of stock options to new employees pursuant to outstanding written offers of employment, issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

               (h) Cause or permit any amendments to its Articles of Incorporation or Bylaws;

               (i) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of the Company;

               (j) Sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business;

               (k) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of the Company or guarantee any debt securities of others;

               (l) Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except payments made pursuant to standard written agreements outstanding on the date hereof;

               (m) Subject to the provisions of Section 4.3 below, adopt or amend any employee benefit plan, or enter into any employment contract, extend employment offers, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees;

               (n) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

               (o) Pay, discharge or satisfy, in an amount in excess of $50,000 in any one case or 100,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Company Financial Statements (or the notes thereto) or that arose in the ordinary course of business subsequent to August 31, 1998;

               (p) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

               (q) Take any action, including the acceleration of vesting of any options, warrants, restricted stock or other rights to acquire shares of the capital stock of the Company which would be reasonably likely to interfere with Parent's ability to account for the Merger as a pooling of interests or any other action that would jeopardize the tax-free reorganization hereunder;

               (r) Enter into any strategic alliance, joint development or joint marketing agreement; or

               (s) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (r) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

        4.2 No Solicitation. Until the earlier of the Effective Time and the date of termination of this Agreement pursuant to the provisions of Section 8.1 hereof, the Company will not (nor will the Company permit any of the Company's officers, directors, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Parent and its designees: (a) solicit, initiate, entertain or encourage any proposals or offers from, or conduct discussions with or engage in negotiations with, any person, relating to, any possible acquisition of the Company or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in the Company or any of its Subsidiaries, (b) provide information with respect to it to any person, other than Parent, relating to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any such person with regard to, any possible acquisition of the Company or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in the Company or any of its subsidiaries, (c) enter into an agreement with any person, other than Parent, providing for the acquisition of the Company or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in the Company or any of its subsidiaries, or (d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of the Company or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in the Company or any of its subsidiaries, by any person, other than by Parent. The Company shall immediately cease and cause to be terminated any such contracts or negotiations with third parties relating to any such transaction or proposed transaction. In addition to the foregoing, if the Company receives prior to the Effective Time or the termination of this Agreement any offer or proposal relating to any of the above, the Company shall immediately notify Parent thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Parent may reasonably request. Except as contemplated by this Agreement, disclosure by the Company of the terms hereof (other than the prohibition of this section) shall be deemed to be a violation of this Section 4.2.

        4.3 Conduct of Parent and Merger Sub. Except as expressly contemplated by this Agreement, Parent shall not, without the prior written consent of the Company, take or agree in writing to take any action that would prevent Parent from performing or cause Parent not to perform its covenants hereunder in any material respect.

        4.4 Employee Hiring. As soon as practicable after the date of this Agreement and in any event not later than ten (10) business days after such date, the Chief Executive Officer of the Company and the Vice President Human Resources of Parent will use best efforts to agree upon the guidelines within which the Company will proceed with recruitment, compensation and equity participation of new and existing employees.


                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

        5.1    Issuance of Parent Common Shares; Registration.

               (a) The Parent Common Shares to be issued pursuant to the Merger have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon exemptions from registration provided by Rule 506 and/or Section 4(2) under the Securities Act. The certificates for shares of Parent Common Shares to be issued pursuant to the Merger shall bear appropriate legends to identify such shares as being "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act and to comply with applicable state securities laws. The Parent Common Shares being offered and sold pursuant to this Agreement in reliance upon such exemptions from registration is based in part upon the representations of each shareholder of the Company contained in the Shareholder Agreement attached hereto as Exhibit A.

               (b) On or before December 1, 1998, Parent shall file a registration statement on Form F-3 to register the Parent Common Shares issued pursuant to the Merger. Parent will, at its expense (excluding any broker fees and commissions), use its best efforts to have such registration statement become and remain effective from the day before the lapse of the restrictions on resale of Parent Common Shares imposed by qualifying the Merger for pooling-of interests accounting treatment pursuant to SEC Accounting Series Release Nos. 130 and 135 ("ASR 130 and 135") until the first annual anniversary of the date of this Agreement. Such registration shall be subject to the terms and conditions set forth in the Shareholder Agreement attached hereto as Exhibit A.

        5.2 Stockholder Approval. As promptly as practicable after the execution of this Agreement, the Company shall submit this Agreement and the transactions contemplated hereby to its shareholders for approval and adoption as provided by Georgia Law and its Articles of Incorporation and Bylaws. The Company shall use its best efforts to solicit and obtain the consent of its shareholders sufficient to approve the Merger and this Agreement and to enable the Closing to occur as promptly as practicable. The materials submitted to the Company's shareholders shall be subject to review and approval by Parent and include information regarding the Company, the terms of the Merger and this Agreement and the recommendation of the Board of Directors of the Company in favor of the Merger and this Agreement.

        5.3 Access to Company Information. Subject to any applicable contractual confidentiality obligations (which the Company shall use its best efforts to cause to be waived), Company shall afford to Parent and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of its properties, books, contracts, agreements and records, and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of Company as may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

        5.4 Confidentiality. Parent hereby agrees to maintain the confidentiality of the information obtained in any investigation pursuant to
Section 5.3, or pursuant to the negotiation of this Agreement, in accordance with the provisions of the Agreement dated June 23, 1998 between Parent and Broadview Associates LLC (the "Non-disclosure Agreement").

        5.5 Expenses. If the Merger is not consummated, all fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third-Party Expenses") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses. If the Merger is consummated, Parent shall pay all of the reasonable Third Party Expenses incurred by the Company.

        5.6 Public Disclosure. No disclosure (whether or not in response to an inquiry) of the existence or nature of this Agreement shall be made by any party hereto unless approved by duly authorized officers of both Parent and the Company prior to release, provided that such approval shall not be unreasonably withheld and subject in any event to Parent's obligation to comply with applicable securities law and stock exchange regulations.

        5.7 Consents. The Company shall use its reasonable efforts to obtain the consents, waivers and approvals under any of the Contracts as may be required in connection with the Merger (all of such consents, waivers and approvals are set forth in Company Schedules) so as to preserve all rights of, and benefits to the Company thereunder.

        5.8 FIRPTA Compliance. On the Closing Date, the Company shall deliver to Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation
Section 1.1445-2(c)(3).

        5.9 Reasonable Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that Parent shall not be required to agree to any divestiture by Parent or the Company or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or the Company or its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

        5.10 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company and Parent or Merger Sub, respectively, contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time except as contemplated by their Agreement (including the Company Schedules) and (ii) any failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 5.10 shall not limit or otherwise affect any remedies available to the party receiving such notice.

        5.11 Pooling Accounting; Tax Free Reorganization. Parent and the Company shall each use its reasonable efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests and as a tax-free organization within the meaning of Section 368 of the Code. Each of Parent and the Company shall use its reasonable efforts to cause its respective employees, directors, shareholders and affiliates not to take any action that would adversely affect the ability of Parent to account for the business combination to be effected by the Merger as a pooling of interests and as a tax-free reorganization. Neither Parent nor the Company shall take any action, including, for example, the acceleration of vesting of any options, warrants, restricted stock or other rights to acquire shares of the capital stock of the Company or any disposition or transfer of assets or business of the Company or of its outstanding stock following the Merger which reasonably would be expected to (i) interfere with Parent's ability to account for the Merger as a pooling of interests or (ii) jeopardize the tax-free nature of the reorganization hereunder.

        5.12 Affiliate Agreement. Schedule 5.12 sets forth those persons who, in the Company's reasonable judgment, are "affiliates" of the Company within the meaning of Rule 145 (each such person an "Affiliate") promulgated under the Securities Act ("Rule 145") and who hold common stock of the Company. The Company shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. The Company has delivered or shall cause to be delivered to Parent, concurrently with the execution of this Agreement, from Company's Affiliates, an executed Affiliate Agreement in the form attached hereto as Exhibit B. Parent shall be entitled to place appropriate legends on the certificates evidencing any Parent Common Shares to be received by Affiliates of the Company pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Parent Common Shares, consistent with the terms of such Affiliate Agreement.

        5.13 Additional Documents and Further Assurances. Each party hereto, at the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

        5.14 Voting Agreements. Concurrently with the execution of this Agreement, the persons and entities listed in the preamble to Exhibit C hereto shall execute Voting Agreements in the form attached hereto as Exhibit C (the "Voting Agreements"), agreeing, among other things, to vote in favor of the Merger and against any competing proposals.

        5.15 Blue Sky Laws. Parent shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Parent Common Shares pursuant hereto. The Company shall use its best efforts to assist Parent as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Parent Common Shares pursuant hereto.

        5.16 Secretary's Certificate. Upon the signing of this Agreement, the Secretary of the Company shall deliver a certificate in form and substance acceptable to counsel to Parent certifying that resolutions of the Board of Directors of the Company were duly adopted by written consent authorizing and ratifying the transactions contemplated by this Agreement, and certifying the verity and correctness of such resolutions as adopted by the Board of Directors of the Company. Such certificates also certify that such resolutions have not been amended or modified, and all such resolutions are in full force and effect.

        5.17 Hart-Scott-Rodino Filings. Each of Parent and Company shall, if required, promptly make its filings under the HSR Act and shall make any required submissions under the HSR Act with respect to the Merger, and shall cooperate with respect to the foregoing. Parent and Company shall give prior notice and consult prior to any meeting Company or Parent has with the United States Federal Trade Commission or Department of Justice with respect to the filings of Company and Parent under the HSR Act or any review by either of the foregoing agencies. Each of Parent and Company agrees to use its best efforts to cause the condition to closing referred to in
Section 6.1(d) to be met and agrees to take all reasonable steps necessary to obtain early termination of the waiting period under the HSR Act.

        5.18   Directors' and Officers' Indemnification.

               (a) The Company shall, to the fullest extent permitted under Georgia law and regardless of whether the Merger becomes effective, indemnify and hold harmless, and, after the Effective Time, Parent and the Surviving Corporation shall, to the fullest extent permitted under applicable law, indemnify and hold harmless, each present and former director or officer of the Company and each such person who served at the request of the Company as a director, officer, trustee, partner, fiduciary, employee or agent of any other corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (collectively, the "Indemnified Parties") against all costs and expenses (including reasonable attorney fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to any action or omission in their capacity as an officer or director, in each case occurring before the Effective Time.

               (b) Parent shall pay the expenses (including attorney's fees) incurred by a director or officer of the Company entitled to indemnification hereunder in defending any action, suit or proceeding referred to in this
Section 5.18 in advance of its final disposition; provided, however, that payment of expenses incurred by a director or officer of the Company in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should ultimately be determined that the director or officer is not entitled to be indemnified under this Section 5.18 or otherwise.

               (c) The provisions of this Section 5.18 are intended to be for the benefit of and shall be enforceable by, each Indemnified Party and their respective heirs and representatives.

        5.19 Past Service Credit. Parent shall grant the Company's employees past service credit for each employee's respective period of service with the Company prior to the Effective Date for purposes of eligibility and vesting under each of Parent's employee benefit plans.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

        6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

               (a) Shareholder Approval. This Agreement and the Merger shall have been approved and adopted by the shareholders of the Company by the requisite vote under applicable law and the Company's Articles of Incorporation.

               (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect.

               (c) Tax Opinions. Parent and the Company shall each have received substantially identical written opinions from their respective counsel, Wilson Sonsini Goodrich & Rosati, Professional Corporation, and Alston & Bird LLP, respectively, in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of
Section 368(a) of the Code. The parties to this Agreement agree to make, and to use reasonable efforts to cause their shareholders to make, reasonable representations as requested by such counsel for the purpose of rendering such opinions.

               (d) Hart-Scott-Rodino Compliance. All applicable waiting periods under the HSR Act shall have expired or early termination shall have been granted by either the Federal Trade Commission or the United States Department of Justice.

        6.2 Additional Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

               (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing, except for changes contemplated by this Agreement (including the Company Schedules) and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a Material Adverse Effect on the Company or Parent; provided, however, that a Material Adverse Effect shall not be deemed to exist due solely to the impact of any reduction in or termination of orders from new or old customers, distributors or resellers, following the announcement of the Merger, that result primarily from customer uncertainty regarding the potential impact of the proposed Merger and Parent and Merger Sub shall have received a certificate to such effect signed on behalf of the Company by the Chief Executive Officer of the Company.

               (b) Agreements and Covenants. Subject to Section 8.1(d), the Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Parent and

Merger Sub shall have received a certificate to such effect signed by the Chief Executive Officer of the Company.

               (c) Third-Party Consents. Parent shall have been furnished with evidence satisfactory to it that the Company has obtained the material consents, approvals and waivers set forth in Schedule 6.2(c).

               (d) Legal Opinion. Parent shall have received a legal opinion from Alston & Bird LLP, legal counsel to the Company, in substantially the form attached hereto as Exhibit E.

               (e) Opinion of Accountants. Parent shall have received a letter from Pricewaterhouse Coopers reaffirming that firm's written concurrence as to the appropriateness of pooling of interests accounting for the Merger under Accounting Principles Board Opinion No. 16, if consummated in accordance with this Agreement.

               (f) Affiliate Agreements. Each of the parties identified by the Company as being one of its Affiliates shall have delivered an executed Affiliate Agreement which shall be in full force and effect.

               (g) Material Adverse Change. Since August 31, 1998 no event shall have occurred that would constitute a Material Adverse Effect to the Company; provided, however, that a Material Adverse Effect shall not be deemed to exist due solely to the impact of any reduction in or termination of orders from new or old customers, distributors or resellers, following the announcement of the Merger, that result primarily from customer uncertainty regarding the potential impact of the proposed Merger.

               (h) Dissenters' Rights. Holders of no more than 5% of the outstanding shares of Company Common Stock shall have exercised or shall have any continued right to exercise appraisal, dissenters' or similar rights under applicable law with respect to their shares by virtue of the Merger.

               (i) Employment Agreements. Each of the persons listed on Schedule 6.2(i)(A) and Schedule 6.2(i)(B) shall have executed and delivered to Parent employment and non-competition agreements in substantially the form of Exhibit F or Exhibit G, respectively, attached hereto and all of such agreements shall be in full force and effect.

               (j) Financial Statements. The Company shall have completed the audit of its financial statements for the year ended June 30, 1998 and shall have provided such audited financial statements to Parent at least three (3) days prior to Closing.

               (k) 401(k) Plan. The Company shall have terminated its 401(k)
Plan.

        6.3 Additional Conditions to Obligations of the Company. The obligations of the Company to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

               (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects on and as of the Closing, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a Material Adverse Effect on Parent; and the Company shall have received a certificate to such effect signed on behalf of Parent by a duly authorized officer of Parent.

               (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied (which performance or compliance shall be subject to Parent's or Merger Sub's ability to cure as provided in Section 8.1(f) below) in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed by a duly authorized officer of Parent.

               (c) Legal Opinion. The Company shall have received a legal opinion from Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to Parent, in substantially the form attached hereto as Exhibit D.


                                   ARTICLE VII

               SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW

        7.1 Survival of Representations and Warranties. All of the Company's representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement (each as modified by the Company Schedules) shall survive the Merger and continue until 5:00 p.m. New York time, on June 30, 1999 (the "Expiration Date").

        7.2    Escrow Arrangements.

               (a) Escrow Fund. At the Effective Time the Company's shareholders will be deemed to have received and consented to the deposit with the Escrow Agent (as defined below) of the Escrow Amount (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by Parent after the Effective Time) pursuant to the Escrow Agreement attached hereto as Exhibit H, without any act required on the part of any shareholder. As soon as practicable after the Effective Time, the Escrow Amount, without any act required on the part of any shareholder, will be deposited with an escrow agent acceptable to Parent and the Securityholder Agent (as defined in Section 7.2(h)(i) below) as Escrow Agent (the "Escrow Agent"), such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein and at Parent's cost and expense. The portion of the Escrow Amount contributed on behalf of each shareholder of the Company shall be in proportion to the aggregate Parent Common Shares which such holder would otherwise be entitled under Section 1.6(a). The Escrow Amount shall be contributed entirely out of the shares of Parent Common Shares issuable upon the Merger in respect of Company Common Stock. The Escrow Fund shall be available to compensate Parent and its affiliates for any claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses, and expenses of investigation and defense (hereinafter individually a "Loss" and collectively "Losses") incurred by Parent, its officers, directors, or affiliates (including the Surviving Corporation) directly or indirectly as a result of any inaccuracy or breach of a representation or warranty of the Company contained in Article II herein (as modified by the Company Schedules), or any failure by the Company to perform or comply with any covenant contained herein; provided, however, that the Escrow Fund shall not be available after the date of the first audit of financial statements containing combined operations of Parent and the Company for those contingencies that would be expected to be encountered in the audit process. Parent and the Company each acknowledge that such Losses, if any, would relate to unasserted contingent liabilities existing at the Effective Time, which if resolved at the Effective Time would have led to a reduction in the aggregate Merger consideration. Subject to Section 8.5 below, nothing herein shall limit the liability of the Company for any breach of any representation, warranty or covenant if the Merger does not close. Parent may not receive any shares from the Escrow Fund unless and until Officer's Certificates (as defined in paragraph (d) below) identifying Losses, the aggregate amount of which exceed $300,000, have been delivered to the Escrow Agent as provided in paragraph (e); in such case, Parent may recover from the Escrow Fund its Losses in excess of the first $300,000.

               (b) Limitation on Amount of Loss. The amount of recovery available to Parent and its affiliates for any Loss hereunder shall be reduced by any insurance proceeds received as a result of any such Loss.

               (c) Escrow Period; Distribution upon Termination of Escrow Periods. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate on the Expiration Date (the "Escrow Period"); provided that the Escrow Period shall not terminate with respect to such amount (or some portion thereof), that together with the aggregate amount remaining in the Escrow Fund is necessary to satisfy any unsatisfied claims concerning facts and circumstances existing prior to the termination of such Escrow Period and to the extent specified in any Officer's Certificate delivered to the Escrow Agent prior to termination of such Escrow Period. As soon as all such claims have been resolved, the Escrow Agent shall transfer to the shareholders of the Company, pursuant to written instructions by Parent, the remaining portion of the Escrow Fund not required to satisfy such claims subject to the restriction that, if any of the shares in escrow are subject to a repurchase right in favor of the Company, upon termination of services to the Company, then such shares shall not be distributed to the shareholder but in lieu thereof shall (to the extent not already repurchased in the event of prior termination of services) be delivered to the appropriate escrow agent who is authorized to hold such shares for the benefit of the Company in the event of a future termination of services to the Company. Unless and until the Escrow Agent shall have received from Parent written notice that some or all of the Escrow Shares are subject to a repurchase right in favor of the Company, the Escrow Agent may assume without inquiry that no repurchase rights exist. Deliveries of Escrow Amounts to the shareholders of the Company pursuant to this Section 7.2(c) shall be made in proportion to their respective original contributions to the Escrow Fund.

               (d)    Protection of Escrow Fund.

                             (i) The Escrow Agent shall hold and safeguard the
Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

                             (ii) Any shares of Parent Common Shares or other
equity securities and any cash dividends issued or distributed by Parent (including shares issued upon a stock split) ("New Shares") in respect of Parent Common Shares in the Escrow Fund which have not been released from the Escrow Fund as of the time of such issuance or distribution by Parent, such New Shares shall be deemed distributed to and received by the shareholders but such shareholders have consented that such New Shares and cash dividends shall be added to the Escrow Fund and become a part thereof. New Shares and cash dividends issued in respect of shares of Parent Common Shares which have been released from the Escrow Fund as of the time of such issuance or distribution by Parent shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof.

                             (iii) Each shareholder shall be entitled to control
the vote of the shares of Parent Common Shares contributed to the Escrow Fund by such shareholder (and on any voting securities added to the Escrow Fund in respect of such shares of Parent Common Shares), and the Escrow Agent in whose name the shares are held shall vote such shares on all matters as instructed in writing by the Securityholder Agent.

               (e)    Claims Upon Escrow Fund.

                             (i) Upon receipt by the Escrow Agent at any time on
or before the last day of the Escrow Period of a certificate signed by any officer of Parent (an "Officer's Certificate"): (A) stating that Parent has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, the Escrow Agent shall, subject to the provisions of Section 7.2(f) hereof and to any written notice it may have received from Parent setting forth restrictions on transfer imposed by the Dutch Civil Code and Parent's Articles of Association, on which written notice the Escrow Agent may rely without inquiry and with which, to the extent reasonably practicable, the Escrow Agent shall comply, cause the transfer agent of Parent Company Stock to transfer to Parent out of the Escrow Fund, as promptly as practicable, shares of Parent Common Shares held in the Escrow Fund in an amount equal to such Losses.

                             (ii) For the purposes of determining the number of
shares of Parent Common Shares to be delivered to Parent out of the Escrow Fund pursuant to Section 7.2(e)(i) hereof, the shares of Parent Common Shares shall be valued at the average closing price of Parent's Common Stock for the ten (10) consecutive trading days ending on the trading day immediately prior to the Closing Date, as reported on the Nasdaq National Market. Parent and the Securityholder Agent shall certify such fair market value in a certificate signed by both Parent and the Securityholder Agent, and shall deliver such certificate to the Escrow Agent, who may rely on it without inquiry.

               (f) Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Securityholder Agent and for a period of twenty (20) days after receipt of an Officer's Certificate by the Escrow Agent, the Escrow Agent shall make no transfer to Parent of any Escrow Amounts pursuant to Section 7.2(e) hereof unless the Escrow Agent shall have received written authorization from the Securityholder Agent to make such transfer. After the expiration of such twenty (20) day period, the Escrow Agent shall cause the transfer agent of Parent Company Stock to transfer shares of Parent Common Shares from the Escrow Fund in accordance with Section 7.2(e) hereof, provided that no such transfer may be made if the Securityholder Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such twenty (20) day period.

               (g)    Resolution of Conflicts; Arbitration.

                             (i) In case the Securityholder Agent shall object
in writing to any claim or claims made in any Officer's Certificate as provided in Section 7.2(f) hereof, the Securityholder Agent and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Securityholder Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of Parent Common Shares from the Escrow Fund in accordance with the terms thereof.

                             (ii) If no such agreement can be reached after good
faith negotiation, either Parent or the Securityholder Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Parent and the Securityholder Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys fees and costs, to the extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 7.2(f) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

                             (iii) Judgment upon any award rendered by the
arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Reston, Virginia under the rules then in effect of the American Arbitration Association. For purposes of this Section 7.2(g), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Parent shall be deemed to be the Prevailing Party in the event that the arbitrators award Parent an amount equal to at least the sum of one-half (1/2) of the disputed amount plus any amounts not in dispute; otherwise, the shareholders of the Company as represented by the Securityholder Agent shall be deemed to be the Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration, and the expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration.

               (h) Securityholder Agent of the Shareholders; Power of Attorney.

                             (i) In the event that the Merger is approved,
effective upon such vote, and without further act of any shareholder, H. Donald Ratliff shall be appointed as agent and attorney-in-fact (the "Securityholder Agent") for each shareholder of the Company (except such shareholders, if any, as shall have perfected their appraisal or dissenters' rights under Georgia
Law), for and on behalf of shareholders of the Company, to give and receive notices and communications, to authorize delivery to Parent of shares of Parent Common Shares from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Securityholder Agent for the accomplishment of the foregoing. Such agency may be changed by the shareholders of the Company from time to time upon not less than thirty (30) days prior written notice to Parent; provided that the Securityholder Agent may not be removed unless holders of a two-thirds interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. Any vacancy in the position of Securityholder Agent may be filled by approval of the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Securityholder Agent, and the Securityholder Agent shall not receive compensation for his or her services. Notices or communications to or from the Securityholder Agent shall constitute notice to or from each of the shareholders of the Company.

                             (ii) The Securityholder Agent shall not be liable
for any act done or omitted hereunder as Securityholder Agent while acting in a manner he believes in good faith to be in the best interests of the corporation. The shareholders of the Company on whose behalf the Escrow Amount was contributed to the Escrow Fund shall severally indemnify the Securityholder Agent and hold the Securityholder Agent harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Securityholder Agent and arising out of or in connection with the acceptance or administration of the Securityholder Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Securityholder Agent.

               (i) Actions of the Securityholder Agent. A decision, act, consent or instruction of the Securityholder Agent shall constitute a decision of all the shareholders for whom a portion of the Escrow Amount otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such shareholders, and the Escrow Agent and Parent may rely upon any such decision, act, consent or instruction of the Securityholder Agent as being the decision, act, consent or instruction of each every such shareholder of the Company. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Securityholder Agent.

               (j) Third-Party Claims. In the event Parent becomes aware of a third-party claim which Parent believes may result in a demand against the Escrow Fund, Parent shall promptly notify the Securityholder Agent of such claim in accordance with Section 7.2(f), and the Securityholder Agent, as representative for the shareholders of the Company, shall be entitled, at their expense, to participate in any defense of such claim. Parent shall have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of the Securityholder Agent, no settlement of any such claim with third-party claimants shall permit any claim against the Escrow Fund. In the event that the Securityholder Agent has consented to any such settlement and acknowledged that the claim is a valid claim against the Escrow Fund, the Securityholder Agent shall be deemed to have agreed to the claim by Parent against the Escrow Fund in an amount equal to such settlement. In the event, the claimed amount is less than the then available escrow, the Securityholder Agent, as representative for the shareholders of the Company, at his election, can control the litigation; provided, however, if such claim relates to the business operations of the Company then Parent shall control the litigation of such claim.

               (k) Escrow Agent's Duties.

                             (i) The Escrow Agent shall be obligated only for
the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Securityholder Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

                             (ii) The Escrow Agent is hereby expressly
authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                             (iii) The Escrow Agent shall not be liable in any
respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

                             (iv) The Escrow Agent shall not be liable for the
expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

                             (v) In performing any duties under the Agreement,
the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement of affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with the legal counsel in connection with Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

                             (vi) If any controversy arises between the parties
to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and shares of Parent Common Shares and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damage.

                      Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and shares of Parent Common Shares held in escrow, except all cost, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

                             (vii) The parties and their respective successors
and assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of his/her/its duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter.

                             (viii) The Escrow Agent may resign at any time upon
giving at least thirty (30) days' written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the parties shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the States of California or Massachusetts. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. The Escrow Agent shall be discharged from any further duties and liability under this Agreement.

               (l) Fees. All fees of the Escrow Agent for performance of its duties hereunder shall be paid by Parent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated by Parent for such extraordinary services and reimbursed for all costs, attorney's fees, and expenses occasioned by such default, delay, controversy or litigation.


                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

        8.1 Termination. Except as provided in Section 8.2 below, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective
Time:

               (a) by mutual consent of the Company and Parent;

               (b) by Parent or the Company if: (i) the Effective Time has not occurred by October 31, 1998 (provided that the right to terminate this Agreement under this clause 8.1(b)(i) shall not be available to any party whose failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date); (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity that would make consummation of the Merger illegal;

               (c) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental Entity, which would: (i) prohibit Parent's or the Company's ownership or operation of any portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate, as a result of the Merger, any material portion of the business or assets of the Company or Parent;;

               (d) by Parent if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and as a result of such breach the conditions set forth in Section 6.2(a) or 6.2(b), as the case may be, would not then be satisfied; provided, however, that if such breach is curable by the Company within twenty (20) days after receipt of written notice from Parent of such breach through the exercise of its reasonable best efforts, then for so long as the Company continues to exercise such reasonable best efforts Parent may not terminate this Agreement under this Section 8.1(d) unless such breach is not cured within twenty (20) days (but no cure period shall be required for a breach which by its nature cannot be cured);

               (e) by Parent if the required approvals of the shareholders of Company contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at a meeting of shareholders duly convened therefor or at any adjournment thereof; or

               (f) by the Company if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Merger Sub and as a result of such breach the conditions set forth in Section 6.3(a) or 6.3(b), as the case may be, would not then be satisfied; provided, however, that if such breach is curable by Parent or Merger Sub within twenty (20) days after receipt of written notice from the Company of such breach through the exercise of its reasonable best efforts, then for so long as Parent or Merger Sub continues to exercise such reasonable best efforts the Company may not terminate this Agreement under this Section 8.1(f) unless such breach is not cured within twenty (20) days (but no cure period shall be required for a breach which by its nature cannot be cured).

        Where action is taken to terminate this Agreement pursuant to this
Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

        8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and, except as set forth in Section 8.5, there shall be no liability or obligation on the part of Parent, Merger Sub or the Company, or their respective officers, directors or shareholders, provided that each party shall remain liable for any uncured, willful breaches of this Agreement prior to its termination; and provided further that, the provisions of Sections

5.3 and 5.4 and Article VIII of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

        8.3 Amendment. Except as is otherwise required by applicable law after the shareholders of the Company approve this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

        8.4 Extension; Waiver. At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

        8.5    Termination Payment.

               (a) If (i) Parent terminates this Agreement pursuant to Sections 8.1(d), (ii) the Company terminates this Agreement pursuant to Section 8.1(f), or (iii) Parent terminates this Agreement pursuant to Section 8.1(b)(i), following failure by the shareholders of the Company to approve the Merger, then the other party shall promptly pay the terminating party, for the anticipated transaction expenses and opportunity cost of the terminating party, the sum of $100,000; or

               (b) If (i) Parent terminates this Agreement pursuant to Sections 8.1(d) following breach by the Company under Section 4.2, or any willful breach by the Company of any of its material representations, warranties, covenants or agreements contained in this Agreement, and (ii) the Company enters into an agreement with respect to a Control Transaction (other than with Parent or its affiliates) at any time prior to March 31, 1999, then the Company shall in addition pay to Parent an amount equal to 50% of the excess, if any, of the Effective Purchase Price in such Control Transaction over $80 million.

               For the purposes hereof, (a) a "Control Transaction" shall mean any acquisition of effective control of the Company, whether by way of merger, purchase of all or substantially all of the assets of the Company, purchase of a majority of the outstanding equity of the Company, or otherwise, and (b) "Effective Purchase Price" shall mean the sum of (i) the cash, market value of marketable equity securities or interests, fair value of unmarketable equity securities or interests, face amount of straight and convertible debt instruments or obligations issued or issuable to the Company or its shareholders in connection with an acquisition, (ii) in a sale of assets the amount of net indebtedness (i.e., total borrowed debt minus the cash and cash equivalents) of the Company assumed by the acquiring person, and (iii) the fair market value of future payment obligations arising in connection with the transaction. Consideration shall be determined at the time an acquisition is consummated; provided, however, that if the acquisition shall be a result of the acquisition of less than all of the securities, assets or businesses of the Company or shall occur as the result of a combination or series of transactions, then the total consideration shall be determined as of the closing date of the transaction wherein control of the Company has been acquired and shall be determined as if the Company were being acquired in the entirety as of such time in an amount equal to the product of (x) the sum of any and all consideration previously paid in respect of the assets or equity of the Company and the consideration then payable, times (y) a fraction, the numerator of which 100% and the denominator of which is the percentage of the Company the Company's equity or assets purchased through such date.


                                   ARTICLE IX

                               GENERAL PROVISIONS

        9.1 Notices. All notices and other communications hereunder shall be in writing, shall be effective when received, and shall in any event be deemed to have been received (i) when delivered, if delivered personally or by commercial delivery service, (ii) five (5) business days after deposit with U.S. Mail, if mailed by registered or certified mail (return receipt requested), (iii) one (1) business day after the business day of deposit with Federal Express or similar overnight courier for next day delivery (or, two (2) business days after such deposit if deposited for second business day delivery), if delivered by such means, or (iv) one (1) business day after delivery by facsimile transmission with copy by U.S. Mail, if sent via facsimile plus mail copy (with acknowledgment of complete transmission), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a)    if to Parent or Merger Sub, to:

                      Baan Company N.V.
                      11911 Freedom Drive, Suite 300
                      Reston, Virginia 20190-5602
                      Attention: General Counsel and Secretary of the Board Telephone No.: (703) 471-8785
                      Facsimile No.:   (703) 471-8786

                      with a copy to:

                      Susanne Hereford
                      Baan U.S.A. Inc.
                      2350 Mission College Boulevard, #1300
                      Santa Clara, California 95054
                      with a copy to:

                      Wilson Sonsini Goodrich & Rosati, P.C.
                      650 Page Mill Road
                      Palo Alto, California 94304-1050
                      Attention: Mark A. Bertelsen, Esq.
                      Telephone No.:  (650) 493-9300
                      Facsimile No.:  (650) 493-6811

               (b)    if to the Company, to:

                      CAPS Logistics Inc.
                      2700 Cumberland Parkway
                      Atlanta, Georgia  30339-3369
                      Attention: H. Donald Ratliff, President & CEO Telephone No.: (770) 432-9955
                      Facsimile No.: (770) 438-9630

                      with a copy to:

                      Alston & Bird LLP
                      1201 W. Peachtree Street
                      Atlanta, Georgia 30309
                      Attention:  George M.  Maxwell, Jr., Esq.
                      Telephone No.:  (404)  881-7570
                      Facsimile No.:  (404)  881-7777

               (c) if to the Securityholder Agent:

                      H. Donald Ratliff
                      780 Riley Place NW
                      Atlanta, GA 30327

               (d) if to the Escrow Agent:

               State Street Bank and Trust Company
               Two International Place, 4th Floor
               Boston, MA 02110
               Attention:  Corporate Trust Department
               (1998 Baan Company, N.V./CAPS Logistics Inc. Escrow) Telephone No.: (617) 664-5646
               Facsimile No.: (617) 664-5374

        9.2 Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The word "agreement" when used herein shall be deemed in each case to mean any contract, commitment or other agreement, whether oral or written, that is legally binding. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

        9.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

        9.4 Entire Agreement. This Agreement, the schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; and (b) are not intended to confer upon any other person any rights or remedies hereunder. Notwithstanding the preceding sentence, the Non-disclosure Agreement shall survive the execution of this Agreement, the schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein.

        9.5 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

        9.6 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

        9.7 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

        9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof; provided that issues involving the corporate governance or relating to the issue and/or transfer of shares of any of the parties hereto shall be governed by their respective jurisdictions of incorporation. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

        9.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

        9.10 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the of the other party. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        9.11 Absence of Third Party Beneficiary Rights. No provisions of this Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, partner of any party hereto or any other person or entity unless specifically provided otherwise herein.

        9.12 Waiver of Jury Trial. Each of Parent, Company and Merger Sub hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of Parent, Company or Merger Sub in the negotiation, administration, performance and enforcement hereof.




                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.


                                        BAAN COMPANY N.V.


                                        By:
                                            -----------------------------------
                                            Amal Johnson
                                            Managing Director


                                        CAPS LOGISTICS INC.


                                        By:       /s/  H. DONALD RATLIFF
                                           ------------------------------------
                                           H. Donald Ratliff
                                           President and Chief Executive Officer


                                        ORANGE SOFTWARE CORPORATION


                                        By:       /s/ AMAL JOHNSON
                                            -----------------------------------
                                            Amal Johnson
                                            President


                                        SECURITYHOLDER AGENT


                                                  /s/ H. DONALD RATLIFF
                                        ---------------------------------------
                                        H. Donald Ratliff



                         ***REORGANIZATION AGREEMENT***

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                                BAAN COMPANY N.V.

                           ORANGE SOFTWARE CORPORATION

                                       AND

                               CAPS LOGISTICS INC.

                         DATED AS OF SEPTEMBER 23, 1998

                                INDEX OF EXHIBITS


EXHIBIT               DESCRIPTION
-------               -----------

Exhibit A             Form of Shareholder Agreement

Exhibit B             Form of Company Affiliate Agreement

Exhibit C             Form of Voting Agreement

Exhibit D             Form of  Legal Opinion of Counsel to Parent

Exhibit E             Form of Legal Opinion of Counsel to the Company

Exhibit F             Form of Employment Agreement (Shareholder)

Exhibit G             Form of Employment Agreement (Non-Shareholder)

Exhibit H             Form of Escrow Agreement

                               INDEX OF SCHEDULES


SCHEDULE                      DESCRIPTION
--------                      -----------

2.2                           Shareholder List
2.3                           Subsidiaries
2.4                           Governmental and Third-Party Consents
2.5                           Company Financials
2.6                           Undisclosed Liabilities
2.7                           No Changes
2.8                           Tax Returns and Audits
2.9                           Restrictions of Business Activities
2.10(a)                       Leased Real Property
2.10(b)                       Liens on Property
2.11(a)                       Intellectual Property
2.11(b)                       Intellectual Property Licenses
2.12(a)                       Agreements, Contracts and Commitments
2.12(b)                       Top Customer Agreements
2.12(c)                       Breaches
2.13                          Interested Party Transactions
2.15                          Litigation
2.19                          Expenses of Transaction
2.20(b)                       Employee Benefit Plans and Employees
2.20(d)                       Employee Plan Compliance
2.20(g)                       Post Employment Obligations
2.20(i)                       Effect of Transaction; Excess Parachute Payments
2.20(k)                       Labor
2.23                          Third-Party Consents
4.1                           Conduct of the Business
5.12                          Company Affiliate List
6.2(c)                        Third-Party Consents Required of the Company
6.2(i)                        Management Employees

                                TABLE OF CONTENTS

                                                                                              PAGE
                                                                                              ----
ARTICLE I  THE MERGER............................................................................2

        1.1    The Merger........................................................................2
        1.2    Effective Time....................................................................2
        1.3    Effect of the Merger..............................................................2
        1.4    Articles of Incorporation; Bylaws.................................................2
        1.5    Directors and Officers............................................................2
        1.6    Shares to Be Issued; Effect on Common Stock.......................................3
        1.7    Unvested Company Common Stock.....................................................4
        1.8    Dissenting Shares.................................................................4
        1.9    Surrender of Certificates.........................................................5
        1.10   No Further Ownership Rights in Company Common Stock...............................6
        1.11   Lost, Stolen or Destroyed Certificates............................................6
        1.12   Tax and Accounting Consequences...................................................7
        1.13   Taking of Necessary Action; Further Action........................................7

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF THE COMPANY .......................................7

        2.1    Organization of the Company.......................................................7
        2.2    Company Capital Structure.........................................................7
        2.3    Subsidiaries......................................................................8
        2.4    Authority.........................................................................8
        2.5    Company Financial Statements......................................................9
        2.6    No Undisclosed Liabilities........................................................9
        2.7    No Changes........................................................................9
        2.8    Tax and Other Returns and Reports................................................11
        2.9    Restrictions on Business Activities..............................................12
        2.10   Title to Properties; Absence of Liens and Encumbrances...........................12
        2.11   Intellectual Property............................................................13
        2.12   Agreements, Contracts and Commitments............................................14
        2.13   Interested Party Transactions....................................................16
        2.14   Compliance with Laws.............................................................16
        2.15   Litigation.......................................................................16
        2.16   Insurance........................................................................16
        2.17   Minute Books.....................................................................16
        2.18   Environmental Matters............................................................17
        2.19   Brokers' and Finders' Fees; Third-Party Expenses.................................17
        2.20   Employee Matters and Benefit Plans...............................................18
        2.21   Employees........................................................................21

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                              PAGE
                                                                                              ----
        2.22   Governmental Authorization.......................................................21
        2.23   Third Party Consents.............................................................21
        2.24   Accounting.......................................................................21
        2.25   Representations Complete.........................................................21

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB............................22

        3.1    Organization, Standing and Power.................................................22
        3.2    Authority........................................................................22
        3.3    Parent Capital Structure.........................................................22
        3.4    SEC Documents; Parent Financial Statements.......................................23
        3.5    No Conflict......................................................................23
        3.6    No Consents Required.............................................................23

ARTICLE IV  CONDUCT PRIOR TO THE EFFECTIVE TIME.................................................24

        4.1    Conduct of Business of the Company...............................................24
        4.2    No Solicitation..................................................................26
        4.3    Conduct of Parent and Merger Sub.................................................27
        4.4    Employee Hiring..................................................................27

ARTICLE V  ADDITIONAL AGREEMENTS................................................................27

        5.1    Issuance of Parent Common Shares; Registration...................................27
        5.2    Stockholder Approval.............................................................28
        5.3    Access to Company Information....................................................28
        5.4    Confidentiality..................................................................28
        5.5    Expenses.........................................................................28
        5.6    Public Disclosure................................................................28
        5.7    Consents.........................................................................28
        5.8    FIRPTA Compliance................................................................29
        5.9    Reasonable Efforts...............................................................29
        5.10   Notification of Certain Matters..................................................29
        5.11   Pooling Accounting; Tax Free Reorganization......................................29
        5.12   Affiliate Agreement..............................................................29
        5.13   Additional Documents and Further Assurances......................................30
        5.14   Voting Agreements................................................................30
        5.15   Blue Sky Laws....................................................................30

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                              PAGE
                                                                                              ----
        5.16   Secretary's Certificate..........................................................30
        5.17   Hart-Scott-Rodino Filings........................................................30
        5.18   Directors' and Officers' Indemnification.........................................30
        5.19   Past Service Credit..............................................................31

ARTICLE VI  CONDITIONS TO THE MERGER............................................................31

        6.1    Conditions to Obligations of Each Party to Effect the Merger.....................31
        6.2    Additional Conditions to the Obligations of Parent and Merger Sub................32
        6.3    Additional Conditions to Obligations of the Company..............................33

ARTICLE VII  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW.................................34

        7.1    Survival of Representations and Warranties.......................................34
        7.2    Escrow Arrangements..............................................................34

ARTICLE VIII  TERMINATION, AMENDMENT AND WAIVER.................................................40

        8.1    Termination......................................................................40
        8.2    Effect of Termination............................................................42
        8.3    Amendment........................................................................42
        8.4    Extension; Waiver................................................................42
        8.5    Termination Payment..............................................................42

ARTICLE IX  GENERAL PROVISIONS..................................................................43

        9.1    Notices..........................................................................43
        9.2    Interpretation...................................................................45
        9.3    Counterparts.....................................................................45
        9.4    Entire Agreement.................................................................45
        9.5    Severability.....................................................................45
        9.6    Other Remedies...................................................................45
        9.7    Specific Performance.............................................................45
        9.8    Governing Law....................................................................46
        9.9    Rules of Construction............................................................46
        9.10   Assignment.......................................................................46
        9.11   Absence of Third Party Beneficiary Rights........................................46
        9.12   Waiver of Jury Trial.............................................................46

                                ESCROW AGREEMENT


         This Escrow Agreement is made as of this 23rd day of September 1998 (the "Agreement"), by and among State Street Bank and Trust Company ("Escrow Agent"), Baan Company, N.V., a corporation incorporated in The Netherlands ("Parent"), CAPS Logistics Inc., a Georgia corporation ("Company"), and H. Donald Ratliff as agent of the Company shareholders ("Securityholder Agent"). Terms not otherwise defined herein shall have the meaning set forth in the Reorganization Agreement (as defined below).

                                   WITNESSETH

         WHEREAS, Parent, Company and Orange Software Corporation, a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"), have entered into an Agreement and Plan of Reorganization dated as of September 23, 1998 (the "Reorganization Agreement"), providing for the merger of Merger Sub with and into Company (the "Merger"); and

         WHEREAS, pursuant to Article VII of the Reorganization Agreement, a copy of which is attached hereto as Annex A ("Article VII"), an escrow fund (the "Escrow Fund") will be established to compensate Parent for certain Losses (as defined in Article VII) it may incur by reason of any inaccuracy or breach of the representations and warranties contained in Article II of the Reorganization Agreement or any failure by Company to perform or comply with any covenants contained in the Reorganization Agreement; and

         WHEREAS, the Securityholder Agent has been constituted as agent for and on behalf of the Company shareholders (individually a "Shareholder" and collectively the "Shareholders") to undertake certain obligations specified in
Article VII; and

         WHEREAS, Article I, Section 1.6 of the Reorganization Agreement provides for an Escrow Fund of 250,000 shares of the Parent Common Stock upon the Merger, such escrow to be held by the Escrow Agent; and

         WHEREAS, the parties hereto desire to set forth further terms and condition in addition to those set forth in the Reorganization Agreement relating to the operation of the Escrow Fund.

         NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants contained herein, and intending to be legally bound, hereby agree as follows:

         1. Escrow and Escrow Shares. Pursuant to the Reorganization Agreement, Parent shall deposit in escrow with the Escrow Agent, as escrow agent, a stock certificate or certificates representing 250,000 shares of Parent Common Stock (the "Escrow Shares") which shall be registered in the name of the Escrow Agent as nominee for the beneficial owners of such shares. The Escrow Shares shall be held and distributed by the Escrow Agent in accordance with the terms and conditions of Article VII and this Agreement. The number of Escrow Shares beneficially owned by each Shareholder and the percentage of each Shareholder in the Escrow Fund are set forth in Annex B attached hereto.

         2. Rights and Obligations of the Parties. The Escrow Agent shall be entitled to such rights and shall perform such duties of the escrow agent as set forth herein and in Article VII (collectively, the "Duties"), in accordance with the terms and conditions of this Agreement and Article VII. Parent, Company and the Securityholder Agent shall be entitled to their respective rights and shall perform their respective duties and obligations as set forth herein and in
Article VII, in accordance with the terms hereof and thereof. In the event that the terms of this Agreement conflict in any way with the provisions of Article VII, Article VII shall control.

         3. Escrow Period. The period of time during which the Escrow Fund shall be in existence (the "Escrow Period") shall commence immediately following the Effective Time, which shall be set forth in a certificate of the Parent delivered to the Escrow Agent, and shall terminate at 5:00 p.m., New York time, June 30, 1999; provided, however, that a portion of the Escrow Shares, which is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent prior to termination of the Escrow Period with respect to facts and circumstances existing prior to expiration of the Escrow Period shall remain in the Escrow Fund until such claims have been resolved.

         4. Duties of Escrow Agent. In addition to the Duties set forth in
Article VII, the Duties of the Escrow Agent shall include the following:

               a. The Escrow Agent shall hold and safeguard the Escrow Shares during the Escrow Period, shall treat the Escrow Fund as a trust fund in accordance with the terms of this Agreement and Article VII and not as the property of Parent or the Shareholders, and shall hold and dispose of the Escrow Shares only in accordance with the terms hereof.

               b. The Escrow Shares shall be voted by the Escrow Agent on behalf of the Shareholders in accordance with the written instruction received by the Escrow Agent from the Securityholder Agent. In the absence of such written instructions, received by the Escrow Agent at least five business days prior to the date on which such shares must be voted, the Escrow Agent need not vote such shares. Nothing in this Agreement shall require the Escrow Agent to furnish to the Shareholders copies of any proxy or other materials addressed by Parent to its stockholders.

               c. Promptly following termination of the Escrow Period as set forth in Section 3 hereof, the Escrow Agent shall requisition from the stock transfer agent of Parent, if necessary, and deliver to, or cause such stock transfer agent to deliver to, the Shareholders the proper number of Escrow Shares and other property in the Escrow Fund in excess of any amount of such Escrow Shares or other property required to satisfy any unsatisfied claims specified in any Officer's Certificate (as defined in Section 7.2(e) of the Reorganization Agreement) theretofore delivered to the Escrow Agent prior to termination of the Escrow Period with respect to facts and circumstances existing prior to expiration of the Escrow Period, and to pay expenses as provided in Section 11.b hereof. As soon as all such claims have been finally resolved, the Escrow Agent shall deliver to, or cause such stock transfer agent to deliver to, such Shareholders at their addresses set forth in Annex B all of the Escrow Shares and other property remaining in the Escrow Fund and not required to satisfy such claims and expenses. Each

Shareholder shall receive a pro rata portion of Escrow Shares (and cash in lieu payments when appropriate) available for distribution in accordance with such Shareholder's percentage interest in the Escrow Fund set forth in Annex B.

               d. To the extent directed to do so in writing by the Securityholder Agent, the Escrow Agent shall sell shares of Parent Common Stock held in the Escrow Fund and shall apply the proceeds of such sale to pay expenses incurred by the Securityholder Agent on behalf of the Shareholders as provided in Section 11.b hereof.

               e. In making any distribution of Parent Common Stock pursuant to the terms of this Section 4 or Section 5, the Escrow Agent shall round down (if necessary) to a whole number of shares and pay to each Shareholder, as appropriate, from funds provided by Parent, cash (calculated in the manner specified in Section 1.6(f) of the Reorganization Agreement for fractional shares) in lieu of the fractional interests not distributed. Any shares for which Parent has provided cash in lieu payments shall be distributed to Parent, which shall be deemed to have purchased them.

               f. The Escrow Agent need not invest any cash which may be on hand from time to time in the Escrow Fund.

         5. Distribution. Any cash dividends, dividends payable in securities or other distributions of any kind (but excluding any shares of Parent capital stock received upon a stock split) shall be promptly distributed by the Escrow Agent to (and for tax reporting purposes shall be allocable to) the Shareholders at their addresses and in accordance with their percentage interests in the Escrow Fund set forth in Annex B. Any shares of Parent Common Stock received by the Escrow Agent upon a stock split made in respect of any securities in the Escrow Fund shall be added to the Escrow Fund and become a part thereof. Any provision hereof or of Article VII shall be adjusted to appropriately reflect any stock split or reverse stock split. Parent shall give written notice to the Escrow Agent of any stock split or reverse stock split and shall provide a revised version of Annex B reflecting such action. Unless and until the Escrow Agent shall have received such notice and revised version of Annex B, on both of which the Escrow Agent may rely without inquiry, the Escrow Agent shall not be deemed to have knowledge of any stock split or reverse stock split and may assume without inquiry that the most recent Annex B it has received remains in effect.

        6. Exculpatory Provisions; Indemnification.

               a. The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, as are set forth in Article VII of the Reorganization Agreement and as are set forth in any additional written escrow instructions, which instructions shall not expose Escrow Agent to any liability additional to that assumed by Escrow Agent hereunder or under
Article VII of the Reorganization Agreement, which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Securityholder Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

               b. The Escrow Agent is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court of law, notwithstanding any notices, warnings or other communications from any party or any other person to the contrary. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

               c. The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

               d. The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

               e. In performing any duties under or in connection with this Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for punitive, special or consequential damages or for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with the legal counsel in connection with Escrow Agent's duties under or in connection with this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

               f. If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and shares of Parent Common Stock and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damage. Furthermore, the Escrow Agent may at its option, and at the expense of the Escrow Fund, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and shares of Parent Common Stock held in escrow, except all cost, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

               g. Parent and its respective successors and assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of its duties under or in connection with this Agreement, including but not limited to any litigation arising from or in connection with this Agreement or involving its subject matter.

               h. Parent agrees to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to the payment of Escrow Fund under this Agreement, and to indemnify and hold the Escrow Agent harmless from and against any taxes, additions for late payment, interest, penalties and other expenses, that may be assessed against the Escrow Agent on any such payment or other activities under this Agreement. Parent undertakes to instruct the Escrow Agent in writing with respect to the Escrow Agent's responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting in connection with its acting as Escrow Agent under this Agreement. Parent agrees to indemnify and hold the Escrow Agent harmless from any liability on account of taxes, assessments or other governmental charges, including without limitation the withholding or deduction or the failure to withhold or deduct same, and any liability for failure to obtain proper certifications or to properly report to governmental authorities, to which the Escrow Agent may be or become subject in connection with or which arises out of this Agreement, including costs and expenses (including reasonable legal fees), interest and penalties. Parent and the Securityholder Agent, on behalf of all of the Shareholders, jointly agree to provide the Escrow Agent with certified tax identification numbers for each of them by furnishing appropriate forms W-9 (or Forms W-8, in the case of non-U.S. persons) and other forms and documents that the Escrow Agent may reasonably request (collectively, "Tax Reporting Documentation") to the Escrow Agent within 30 days after the date hereof. The parties hereto understand that, if such Tax Reporting Documentation is not so certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code, as it may be amended from time to time, to withhold a portion of any interest or other income, if any, earned on the investment of monies or other property held by the Escrow Agent pursuant to this Agreement. The Escrow Agent need not make any distribution of all or any portion of the Escrow Shares or any other property held by the Escrow Agent to any person until such person has furnished to the Escrow Agent such Tax Reporting Documentation as the Escrow Agent may reasonably require.

               i. The Escrow Agent shall have no more or less responsibility or liability on account of any action or omission of any book-entry depository or subescrow agent employed by the Escrow Agent than any such book-entry depository or subescrow agent has to the Escrow Agent, except to the extent that such action or omission of any book-entry depository or subescrow agent was caused by the Escrow Agent's own gross negligence or bad faith.

               j. Any action or direction of the Securityholder Agent delivered to the Escrow Agent pursuant to any provision of this Agreement shall be executed by the Securityholder Agent.

         7. Alteration of Duties. The Duties may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

         8. Resignation and Removal of the Escrow Agent. The Escrow Agent may resign at any time upon giving at least thirty (30) days' written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the parties shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the States of California or Massachusetts. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. The Escrow Agent shall be discharged from any further duties and liability under this Agreement.

         9. Further Instruments. If the Escrow Agent reasonably requires other or further instruments in connection with performance of the Duties, the necessary parties hereto shall join in furnishing such instruments.

         10. Disputes. It is understood and agreed that should any dispute arise with respect to the delivery, ownership, right of possession, and/or disposition of the Escrow Shares, or should any claim be made upon such shares by a third party, the Escrow Agent upon receipt of written notice of such dispute or claim by the parties hereto or by a third party, is authorized and directed to retain in its possession without liability to anyone, all or any of said shares until such dispute shall have been settled in accordance with the procedures set forth in Section 7.2(f) of the Reorganization Agreement. The Escrow Agent may, but shall be under no duty whatsoever to, institute or defend any legal proceedings which relate to the Escrow Shares.

        11. Escrow Fees and Expenses.

               a. Fees. All fees of the Escrow Agent for performance of its duties hereunder shall be paid by Parent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, and expenses occasioned by such default, delay, controversy or litigation. Parent promises to pay these sums upon demand.

               b. Any out-of-pocket fees and expenses described in a certificate of the Securityholder Agent delivered to the Escrow Agent as having been incurred by the Securityholder Agent shall be paid by the Escrow Agent out of the proceeds of sales of Parent Common Stock otherwise distributable to the Shareholders, but shall not reduce any payment or distribution to Parent. Accordingly, the Escrow Agent need not make any distribution to the Securityholder Agent until (i) it has first set aside or paid any amounts set forth in an Officer's Certificate of Parent delivered to the Escrow Agent pursuant to Section 7.2(d) of the Reorganization Agreement and (ii) it would otherwise make a distribution to the Shareholders.

        12. General.

               a. Any notice permitted or required hereunder shall be in writing and shall be deemed to have been given if delivered personally or if mail certified or registered mail, postage prepaid, to the parties at their address set forth below or to such other address as they may hereafter designate:


         To Parent:

               Baan Company, N.V.
               1191 Freedom Drive, Suite 300
               Reston, Virginia 20190-5602
               Attention: General Counsel and Secretary of the Board. Telephone No.: (703) 471-8785
               Facsimile No.: (703) 471-8786

         With a copy to:

               Wilson Sonsini Goodrich & Rosati
               650 Page Mill Road
               Palo Alto, CA 94304
               Attention: Mark Bertelsen, Esq.
               Telephone No.: (650) 493-9300
               Facsimile No.: (650) 493-6811

         To Securityholder Agent:

               H. Donald Ratliff
               780 Riley Place NW
               Atlanta, GA 30327

         With a copy to:

               Alston & Bird LLP
               1201 W. Peachtree Street
               Atlanta, Georgia 30309
               Attention: George M. Maxwell, Jr., Esq.
               Telephone No.: (404) 881-7570
               Facsimile No.: (404) 881-7777

         To the Escrow Agent:

               State Street Bank and Trust Company
               Two International Place, 4th Floor
               Boston, MA 02110
               Attention: Corporate Trust Department
               (1998 Baan Company, N.V./CAPS Logistics Inc. Escrow) Telephone No.: (617) 664-5646
               Facsimile No.: (617) 664-5374

or to such other address as any party may have furnished in writing to the other parties in the manner provided above. Notwithstanding the foregoing, notices addressed to the Escrow Agent shall be effective only upon receipt.

               b. Neither Parent nor the Securityholder Agent nor the Escrow Agent shall be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

               c. The Officer's Certificate as defined in Article VII shall be signed by the President, Vice President, Chief Financial Officer, Managing Director or the General Counsel of Parent.

               d. The captions in this Escrow Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Escrow Agreement.

               e. This Escrow Agreement may be executed in any number of counterparts, each of which when so executed shall constitute an original copy hereof, but all of which together shall constitute one agreement.

               f. No party may, without the prior express written consent of each other party, assign this Escrow Agreement in whole or in part, except that no consent shall be required for assignment by Company to Parent following the Effective Time (as defined in the Reorganization Agreement). This Escrow Agreement shall be binding upon the respective parties hereto and their heirs, executors, successors and assigns.

               g. This Escrow Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts as applied to contracts made and to be performed entirely within The Commonwealth of Massachusetts. The parties to this Escrow Agreement hereby submit to the personal jurisdiction of The Commonwealth of Massachusetts.

               h. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

               i. This Agreement may not be altered or modified except by writing executed by each of the parties hereto, nor shall the conduct of the parties constitute a waiver of any of the terms and conditions of this Escrow Agreement, unless such waiver is specified in writing, and then only to the extent so specified. A waiver of any of the terms and conditions of this Escrow Agreement on one occasion shall not constitute a waiver of the other terms of this Escrow Agreement, or of such terms and conditions on any other occasion.

               j. From time to time, the Securityholder Agreement may amend the address of the Shareholders set forth in Annex B by delivering a written change of address notice to the Escrow Agent. Unless and until the Escrow Agent shall have received such notice, it may assume without inquiry that the last address of a Shareholder of which it has notice remains in effect.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first above written.

                                STATE STREET BANK AND TRUST COMPANY
                                AS ESCROW AGENT


                                By  /s/ E. DECKER ADAMS
                                    --------------------------------------------
                                    Name:  E. Decker Adams
                                    Title: Vice President

                                BAAN COMPANY, N.V.


                                By  /s/ AMAL JOHNSON
                                    --------------------------------------------
                                    Name:  Amal Johnson
                                    Title: Managing Director


                                CAPS LOGISTICS INC.


                                By  /s/ H. DONALD RATLIFF
                                    --------------------------------------------
                                    Name:  H. Donald Ratliff
                                    Title: President and Chief Executive Officer


                                SECURITYHOLDER AGENT


                                   /s/ H. DONALD RATLIFF
                                ------------------------------------------------
                                Name:  H. Donald Ratliff






                      [SIGNATURE PAGE TO ESCROW AGREEMENT]

                                     ANNEX A

                                   ARTICLE VII

               SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW

         7.1 Survival of Representations and Warranties. All of the Company's representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement (each as modified by the Company Schedules) shall survive the Merger and continue until 5:00 p.m. New York time, on June 30, 1999 (the "Expiration Date").

        7.2 Escrow Arrangements.

               (a) Escrow Fund. At the Effective Time the Company's shareholders will be deemed to have received and consented to the deposit with the Escrow Agent (as defined below) of the Escrow Amount (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by Parent after the Effective Time) pursuant to the Escrow Agreement attached hereto as Exhibit H, without any act required on the part of any shareholder. As soon as practicable after the Effective Time, the Escrow Amount, without any act required on the part of any shareholder, will be deposited with an escrow agent acceptable to Parent and the Securityholder Agent (as defined in Section 7.2(h)(i) below) as Escrow Agent (the "Escrow Agent"), such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein and at Parent's cost and expense. The portion of the Escrow Amount contributed on behalf of each shareholder of the Company shall be in proportion to the aggregate Parent Common Shares which such holder would otherwise be entitled under Section 1.6(a). The Escrow Amount shall be contributed entirely out of the shares of Parent Common Shares issuable upon the Merger in respect of Company Common Stock. The Escrow Fund shall be available to compensate Parent and its affiliates for any claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses, and expenses of investigation and defense (hereinafter individually a "Loss" and collectively "Losses") incurred by Parent, its officers, directors, or affiliates (including the Surviving Corporation) directly or indirectly as a result of any inaccuracy or breach of a representation or warranty of the Company contained in Article II herein (as modified by the Company Schedules), or any failure by the Company to perform or comply with any covenant contained herein; provided, however, that the Escrow Fund shall not be available after the date of the first audit of financial statements containing combined operations of Parent and the Company for those contingencies that would be expected to be encountered in the audit process. Parent and the Company each acknowledge that such Losses, if any, would relate to unasserted contingent liabilities existing at the Effective Time, which if resolved at the Effective Time would have led to a reduction in the aggregate Merger consideration. Subject to Section 8.5 below, nothing herein shall limit the liability of the Company for any breach of any representation, warranty or covenant if the Merger does not close. Parent may not receive any shares from the Escrow Fund unless and until Officer's Certificates (as defined in paragraph (d) below) identifying Losses, the aggregate amount of which exceed $300,000, have been delivered to the Escrow Agent as provided in paragraph (e); in such case, Parent may recover from the Escrow Fund its Losses in excess of the first $300,000.

               (b) Limitation on Amount of Loss. The amount of recovery available to Parent and its affiliates for any Loss hereunder shall be reduced by any insurance proceeds received as a result of any such Loss.

               (c) Escrow Period; Distribution upon Termination of Escrow Periods. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate on the Expiration Date (the "Escrow Period"); provided that the Escrow Period shall not terminate with respect to such amount (or some portion thereof), that together with the aggregate amount remaining in the Escrow Fund is necessary to satisfy any unsatisfied claims concerning facts and circumstances existing prior to the termination of such Escrow Period and to the extent specified in any Officer's Certificate delivered to the Escrow Agent prior to termination of such Escrow Period. As soon as all such claims have been resolved, the Escrow Agent shall transfer to the shareholders of the Company, pursuant to written instructions by Parent, the remaining portion of the Escrow Fund not required to satisfy such claims subject to the restriction that, if any of the shares in escrow are subject to a repurchase right in favor of the Company, upon termination of services to the Company, then such shares shall not be distributed to the shareholder but in lieu thereof shall (to the extent not already repurchased in the event of prior termination of services) be delivered to the appropriate escrow agent who is authorized to hold such shares for the benefit of the Company in the event of a future termination of services to the Company. Unless and until the Escrow Agent shall have received from Parent written notice that some or all of the Escrow Shares are subject to a repurchase right in favor of the Company, the Escrow Agent may assume without inquiry that no repurchase rights exist. Deliveries of Escrow Amounts to the shareholders of the Company pursuant to this Section 7.2(c) shall be made in proportion to their respective original contributions to the Escrow Fund.

               (d) Protection of Escrow Fund.

                      (i) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

                      (ii) Any shares of Parent Common Shares or other equity securities and any cash dividends issued or distributed by Parent (including shares issued upon a stock split) ("New Shares") in respect of Parent Common Shares in the Escrow Fund which have not been released from the Escrow Fund as of the time of such issuance or distribution by Parent, such New Shares shall be deemed distributed to and received by the shareholders but such shareholders have consented that such New Shares and cash dividends shall be added to the Escrow Fund and become a part thereof. New Shares and cash dividends issued in respect of shares of Parent Common Shares which have been released from the Escrow Fund as of the time of such issuance or distribution by Parent shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof.

                      (iii) Each shareholder shall be entitled to control the vote of the shares of Parent Common Shares contributed to the Escrow Fund by such shareholder (and on any voting securities added to the Escrow Fund in respect of such shares of Parent Common Shares), and the Escrow Agent in whose name the shares are held shall vote such shares on all matters as instructed in writing by the Securityholder Agent.

               (e) Claims Upon Escrow Fund.

                      (i) Upon receipt by the Escrow Agent at any time on or before the last day of the Escrow Period of a certificate signed by any officer of Parent (an "Officer's Certificate"): (A) stating that Parent has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, the Escrow Agent shall, subject to the provisions of Section 7.2(f) hereof and to any written notice it may have received from Parent setting forth restrictions on transfer imposed by the Dutch Civil Code and Parent's Articles of Association, on which written notice the Escrow Agent may rely without inquiry and with which, to the extent reasonably practicable, the Escrow Agent shall comply, cause the transfer agent of Parent Company Stock to transfer to Parent out of the Escrow Fund, as promptly as practicable, shares of Parent Common Shares held in the Escrow Fund in an amount equal to such Losses.

                      (ii) For the purposes of determining the number of shares of Parent Common Shares to be delivered to Parent out of the Escrow Fund pursuant to Section 7.2(e)(i) hereof, the shares of Parent Common Shares shall be valued at the average closing price of Parent's Common Stock for the ten (10) consecutive trading days ending on the trading day immediately prior to the Closing Date, as reported on the Nasdaq National Market. Parent and the Securityholder Agent shall certify such fair market value in a certificate signed by both Parent and the Securityholder Agent, and shall deliver such certificate to the Escrow Agent, who may rely on it without inquiry.

               (f) Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Securityholder Agent and for a period of twenty (20) days after receipt of an Officer's Certificate by the Escrow Agent, the Escrow Agent shall make no transfer to Parent of any Escrow Amounts pursuant to Section 7.2(e) hereof unless the Escrow Agent shall have received written authorization from the Securityholder Agent to make such transfer. After the expiration of such twenty (20) day period, the Escrow Agent shall cause the transfer agent of Parent Company Stock to transfer shares of Parent Common Shares from the Escrow Fund in accordance with Section 7.2(e) hereof, provided that no such transfer may be made if the Securityholder Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such twenty (20) day period.

               (g) Resolution of Conflicts; Arbitration.

                      (i) In case the Securityholder Agent shall object in writing to any claim or claims made in any Officer's Certificate as provided in
Section 7.2(f) hereof, the Securityholder Agent and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Securityholder Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of Parent Common Shares from the Escrow Fund in accordance with the terms thereof.

                      (ii) If no such agreement can be reached after good faith negotiation, either Parent or the Securityholder Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Parent and the Securityholder Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys fees and costs, to the extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 7.2(f) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

                      (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Reston, Virginia under the rules then in effect of the American Arbitration Association. For purposes of this Section 7.2(g), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Parent shall be deemed to be the Prevailing Party in the event that the arbitrators award Parent an amount equal to at least the sum of one-half (1/2) of the disputed amount plus any amounts not in dispute; otherwise, the shareholders of the Company as represented by the Securityholder Agent shall be deemed to be the Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration, and the expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration.

               (h) Securityholder Agent of the Shareholders; Power of Attorney.

                      (i) In the event that the Merger is approved, effective upon such vote, and without further act of any shareholder, H. Donald Ratliff shall be appointed as agent and attorney-in-fact (the "Securityholder Agent") for each shareholder of the Company (except such shareholders, if any, as shall have perfected their appraisal or dissenters' rights under Georgia Law), for and on behalf of shareholders of the Company, to give and receive notices and communications, to authorize delivery to Parent of shares of Parent Common Shares from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Securityholder Agent for the accomplishment of the foregoing. Such agency may be changed by the shareholders of the Company from time to time upon not less than thirty (30) days prior written notice to Parent; provided that the Securityholder Agent may not be removed unless holders of a two-thirds interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. Any vacancy in the position of Securityholder Agent may be filled by approval of the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Securityholder Agent, and the Securityholder Agent shall not receive compensation for his or her services. Notices or communications to or from the Securityholder Agent shall constitute notice to or from each of the shareholders of the Company.

                      (ii) The Securityholder Agent shall not be liable for any act done or omitted hereunder as Securityholder Agent while acting in a manner he believes in good faith to be in the best interests of the corporation. The shareholders of the Company on whose behalf the Escrow Amount was contributed to the Escrow Fund shall severally indemnify the Securityholder Agent and hold the Securityholder Agent harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Securityholder Agent and arising out of or in connection with the acceptance or administration of the Securityholder Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Securityholder Agent.

               (i) Actions of the Securityholder Agent. A decision, act, consent or instruction of the Securityholder Agent shall constitute a decision of all the shareholders for whom a portion of the Escrow Amount otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such shareholders, and the Escrow Agent and Parent may rely upon any such decision, act, consent or instruction of the Securityholder Agent as being the decision, act, consent or instruction of each every such shareholder of the Company. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Securityholder Agent.

               (j) Third-Party Claims. In the event Parent becomes aware of a third-party claim which Parent believes may result in a demand against the Escrow Fund, Parent shall promptly notify the Securityholder Agent of such claim in accordance with Section 7.2(f), and the Securityholder

Agent, as representative for the shareholders of the Company, shall be entitled, at their expense, to participate in any defense of such claim. Parent shall have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of the Securityholder Agent, no settlement of any such claim with third-party claimants shall permit any claim against the Escrow Fund. In the event that the Securityholder Agent has consented to any such settlement and acknowledged that the claim is a valid claim against the Escrow Fund, the Securityholder Agent shall be deemed to have agreed to the claim by Parent against the Escrow Fund in an amount equal to such settlement. In the event, the claimed amount is less than the then available escrow, the Securityholder Agent, as representative for the shareholders of the Company, at his election, can control the litigation; provided, however, if such claim relates to the business operations of the Company then Parent shall control the litigation of such claim.

               (k) Escrow Agent's Duties.

                      (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Securityholder Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

                      (ii) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                      (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

                      (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

                      (v) In performing any duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement of affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with the legal counsel in connection with Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

                      (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and shares of Parent Common Shares and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damage.

               Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and shares of Parent Common Shares held in escrow, except all cost, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

                      (vii) The parties and their respective successors and assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of his/her/its duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter.

                      (viii) The Escrow Agent may resign at any time upon giving at least thirty (30) days' written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the parties shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the States of California or Massachusetts. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. The Escrow Agent shall be discharged from any further duties and liability under this Agreement.

               (1) Fees. All fees of the Escrow Agent for performance of its duties hereunder shall be paid by Parent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated by Parent for such extraordinary services and reimbursed for all costs, attorney's fees, and expenses occasioned by such default, delay, controversy or litigation.

                                     ANNEX B



Shareholder's Name and Address      Number of Shares in Escrow      Percentage Interest in Escrow Fund
------------------------------      --------------------------      ----------------------------------
H. Donald Ratliff                            129,500                              51.80%
780 Riley Place NW
Atlanta, Georgia 30327

Frank Cullen                                  56,850                              22.74%
442 Broadland Road NW
Atlanta, Georgia 30342

John Jarvis                                   56,850                              22.74%
318 Crabapple Springs Way
Woodstock, Georgia 30188

William Nulty                                  6,800                               2.72%
3760 Waterlilly Way
Marietta, Georgia 30062

        TOTAL                                250,000                                100%

                              OFFICER'S CERTIFICATE

                                       OF

                               BAAN COMPANY, N.V.


         The undersigned, Amal Johnson, Managing Director of Baan Company, N.V. ("Baan"), a corporation incorporated in The Netherlands, pursuant to Section 3 of the Escrow Agreement dated as of September 29, 1998 (the "Escrow Agreement"), among Baan, State Street Bank and Trust Company, CAPS Logistics Inc. ("CAPS Logistics"), a Georgia corporation, and H. Donald Ratliff as agent of the CAPS Logistics shareholders, does hereby certify as follows:

         As used in the Escrow Agreement the term "Effective Time" means September 29, 1998 at 3:15 pm New York time and the term "Closing Date" means September 29, 1998.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate this 1st day of October 1998.

                                       BAAN COMPANY, N.V.


                                       By: ____________________________________
                                           Amal Johnson
                                           Managing Director

                          FORM OF SHAREHOLDER AGREEMENT


        THIS AGREEMENT is made and entered into as of September 23, 1998, between Baan Company N.V., a corporation incorporated in The Netherlands ("Baan"), and the undersigned Shareholder (the "Shareholder") of CAPS Logistics Inc. (the "Company"). All capitalized terms used and not otherwise defined herein shall have the meanings given them in the Agreement and Plan of Reorganization dated September 23, 1998 (the "Reorganization Agreement") entered into by and among Baan, Merger Sub and the Company (the "Merger Agreement"). Each Shareholder of the Company (collectively, the "Shareholders") is entering into this Agreement with the Company.


                                    RECITALS:

        Pursuant to the Merger Agreement, Baan will acquire from the Shareholders all of the issued and outstanding Common Stock of the Company in exchange for an aggregate of 2,500,000 Common Shares of Baan (the "Baan Shares"). The Baan Shares to be so issued have not been registered under the Securities Act of 1933, as amended (the "Securities Act") in reliance upon the exemptions from registration provided by Rule 506 and/or Section 4(2) of the Securities Act, and accordingly such shares constitute "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act.

        In consideration of the premises and the mutual representations, warranties and covenants herein contained, the parties hereto have agreed and do hereby agree as follows:

        1.     Restricted Shares; Legend.

               1.1 Baan Shares. Shareholder will not make any sale, transfer or other disposition of the Baan Shares, unless (i) there is in effect a registration statement under the Securities Act covering the proposed transfer;
(ii) such proposed transfer is within the limitations of and in compliance with the terms and provisions of Rule 144 under the Securities Act; or (ii) Baan receives an unqualified written opinion of legal counsel addressed to Baan and in form and substance reasonably satisfactory to Baan's counsel, to the effect that the proposed transfer of Baan Shares may be effected without registration under the Securities Act.

               1.2 Each certificate for Baan Shares shall be stamped or otherwise imprinted with a legend stating in substance:

               "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE
               NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD, OFFERED

               FOR SALE, TRANSFERRED, ASSIGNED, OR OTHERWISE DISPOSED OF, DIRECTLY OR INDIRECTLY, EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (II) IN COMPLIANCE WITH RULE 144 OR (III) PURSUANT TO AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE U.S. SECURITIES ACT OF 1933."

               1.3 In connection with the limitations on disposition with respect to the Baan Shares contained in this Agreement, Baan will issue stop transfer instructions to its transfer agent with respect to such shares.

               1.4 Shareholder understands that Baan is under no obligation to register the sale, transfer or other disposition of the Baan Shares, except as specifically provided in this Agreement.

               1.5 In connection with any sales by Shareholder of Baan Shares in compliance with the limitations on disposition set forth in this Agreement, Baan agrees to notify its transfer agent that the legend set forth in Section 1.2 may be removed from such Baan Shares being sold by Shareholder at the time of such sales.

        2. Shareholder's Representations. Shareholder represents, warrants and covenants to Baan that:

               2.1 Shareholder understands that the Baan Shares to be issued under the Merger Agreement have not been registered under the Securities Act on the basis that the sale and issuance of securities thereunder is exempt from such registration pursuant to the provisions of Rule 506 and/or Section 4(2) under the Securities Act, and that Baan's reliance on such exemptions is based on Shareholder's representations set forth herein.

               2.2 The Baan Shares to be acquired by Shareholder will be acquired for investment for Shareholder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Shareholder further represents that Shareholder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Baan Shares to be issued under the Merger Agreement.

               2.3 Shareholder understands that the Baan Shares are "restricted securities" within the meaning of Rule 144(a)(3) and that such shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering such shares or an available exemption from registration under the Securities Act, such shares must be held indefinitely.

               2.4 Shareholder acknowledges that he is aware of Rule 144 under the Securities Act, which permits limited public resales of "restricted securities" subject to the satisfaction of certain conditions. Shareholder understands that under Rule 144, except as otherwise provided by section (k) of that Rule, the conditions include, among other things: the availability of certain current public information about the issuer, the resale occurring not less than one year after the party has purchased and paid for the securities to be sold and limitations on the amount of securities to be sold and the manner of sale. Shareholder acknowledges that in the event all of the requirements of Rule 144 are not met, registration under the Securities Act, or an exemption from registration will be required for any disposition of the Baan Shares. Shareholder understands that although Rule 144 is not exclusive, the Commission has expressed its opinion that persons proposing to sell restricted securities received other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

               2.5 Shareholder has consulted his own legal and tax advisors regarding the consequences of the transaction contemplated by the Merger Agreement and acknowledges that he is not relying upon, nor has he received, any legal or tax advice from Baan or its legal counsel or accountants.

               2.6 Shareholder is aware of Baan's business and financial condition and has sufficient information about Baan to reach an informed and knowledgeable decision to acquire the Baan Shares in the transaction contemplated by the Merger Agreement. Shareholder acknowledges he has previously received copies of Baan's Annual Report on Form 20-F for the fiscal year ended December 31, 1997, and its Quarterly Reports on Form 6-K for the three months periods ending March 31, 1998 and June 30, 1998, and that he has had the opportunity to receive additional information concerning Baan. Shareholder further represents that he has had an opportunity to ask questions and receive answers from Baan regarding the business and financial condition of Baan.

               2.7 Shareholder agrees to complete and execute the Questionnaire attached hereto as Exhibit A as promptly as possible after receipt from Baan of the draft of the Form F-3 registration statement contemplated to be filed as set forth in Section 4 of this Agreement, and in any case, prior to Baan's filing of such Form F-3.

               2.8 Shareholder represents and warrants that he does not, and will not at closing of the transaction described herein, hold total assets worth $10,000,000 or more as shown on his most recent regularly prepared balance sheet prior to close (including unaudited statements) as defined by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the Rules promulgated thereunder, and therefore he is not a $10 million person under the HSR Act.

        3. Transfers of Baan Shares. With respect to any disposition or attempted disposition of any Baan Shares, Shareholder will comply with the following procedure:

               3.1 With respect to any sale of Baan Shares made pursuant to Rule 144, Shareholder will provide Baan with copies of appropriate documentation evidencing compliance with Rule 144.

               3.2 With respect to a proposed disposition of Baan Shares not registered under the Securities Act and other than pursuant to Rule 144, Shareholder will give prior written notice to Baan describing the manner and circumstances of the proposed disposition in sufficient detail to enable Baan to evaluate whether the proposed disposition of such shares satisfies the requirements of the Securities Act and this Agreement. Upon receipt of such written notice, Baan shall promptly notify Shareholder either (i) that the Baan Shares may be disposed of in the manner and under the circumstances described, or (ii) that on the basis of the information provided the Baan Shares may not be disposed of prior to the receipt by Baan of an opinion of counsel reasonably satisfactory to Baan and its counsel to the effect that the proposed disposition of Baan Shares may be effected without registration under the Securities Act.

               3.3 With respect to a disposition of Baan Shares registered under the Securities Act, Shareholder will dispose of such Common Shares as provided in the Form F-3 registration statement.


        4. Registration Rights.

               4.1 Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

                        (a) The term "Commission" means the Securities and Exchange Commission;

                        (b) The term "Exchange Act" means the Securities Exchange Act of 1934, as amended;

                        (c) The term "Form F-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Commission which similarly permits inclusion or incorporation of substantial information by reference to other documents filed by Baan with the Commission;

                        (d) The terms "register", "registered" and
"registration" refer to preparing and filing a registration statement covering the resale of the Baan Shares in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement;

                        (e) The term "Registrable Securities" means the Baan Shares issued to Shareholder pursuant to the Merger Agreement, and any other Baan Common Shares issued in respect thereof by way of a stock dividend, stock split, recapitalization or similar distribution; provided, however, that such Common Shares shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale;

                        (f) The term "Restricted Securities" means the Baan Shares required to bear the legend set forth in Section 1.2 hereof; and

                        (g) The term "Securities Act" means the Securities Act of 1933, as amended.

               4.2 Registration on Form F-3. Baan hereby agrees that, subject to
Section 4.6 below, on or before December 1, 1998, Baan will file a registration statement to register all of the Baan Shares issued to Shareholder (including the Escrow Shares) pursuant to the Merger Agreement, use its best efforts to have such registration statement become and remain effective from the day before the lapse of the restrictions on resale of Parent Common Shares imposed by qualifying the Merger for pooling-of-interests accounting treatment pursuant to SEC Accounting Series Release Nos. 130 and 135 ("ASR 130 and 135") until the first annual anniversary of the date of the Reorganization Agreement or until Shareholder has informed Baan in writing that the distribution of such securities has been completed; provided, however, that, Shareholder agrees, by acquisition of the Baan Shares, that:

                        (a) Upon receipt of any notice from Baan of (i) the happening of any event which makes any statements made in the registration statement or related prospectus filed pursuant to this Section 4, or any documents incorporated or deemed to be incorporated therein by reference, untrue in any material respect or which requires the making of any changes in such registration statement or prospectus so that, in the case of such registration statement it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) that, in the judgment of Baan's Board of Directors, it is advisable to suspend use of the prospectus for a discrete period of time due to pending corporate developments, public filings with the Commission or that there exists material nonpublic information about Baan that the Board of Directors, acting in good faith, determines not to disclose in a registration statement, then Shareholder will forthwith discontinue, for a period not to exceed sixty (60) days (and one hundred twenty (120) days in the aggregate), disposition of such Baan Shares covered by such registration statement or prospectus until it is advised in writing by Baan that use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus. Baan shall use its reasonable efforts to insure that the use of the prospectus may be resumed as soon as practicable.


                        (b) Shareholder shall provide all such information and materials to Baan and take all such action as may be required in order to permit Baan to comply with all applicable requirements of the Commission and to obtain any desired acceleration of the effective date of such registration statement. Such provision of information and materials is a condition precedent to the obligations of Baan pursuant to this Agreement. The offerings made pursuant to such registration shall not be underwritten.

                        (c) Shareholder shall abide by Baan's internal insider trading policy as in effect from time to time, if and to the extent Shareholder is an employee or consultant of Baan or the Company and subject to such policy at the time of any securities transaction by Shareholder, including (if applicable) the restrictions under such policy against a transaction in Baan Shares during the "blackout" periods commencing on the first day of the last month of each fiscal quarter and continuing until 48 hours after Baan has publicly announced its results of operations for such fiscal quarter.

               4.3 Registration and Selling Expenses. For purposes of this
Section 4, "Registration Expenses" means all expenses incurred in connection with the registration or qualification of the Baan Shares pursuant to this
Section 4, including, without limitation, all registration, filing and qualification fees, printing expenses, transfer agent and registration fees, and fees and disbursements of counsel for Baan. "Selling Expenses" means all underwriting discounts and commissions or broker fees and commissions applicable to the sale of Registrable Securities, and any fees and disbursements of counsel to Shareholder in connection with the registration and sale of such securities. All Registration Expenses incurred in connection with the registration of the Baan Shares pursuant to Section 4.2 will be borne by Baan, and all Selling Expenses will be borne by Shareholder.

               4.4 Information by Shareholder. Shareholder will furnish to Baan such information regarding Shareholder and the distribution of the Baan Shares as Baan may reasonably request in connection with the registration referred to in this Section 4.

               4.5 Transfer of Registration Rights. The registration rights granted to Shareholder under this Section 4 are solely for the benefit of Shareholder and are not transferable to any other person or entity, except a transfer by operation of law to his heirs and successors.

               4.6 Termination of Registration Rights. The rights granted to Shareholders pursuant to Section 4.2 hereof shall terminate as to each Shareholder on the date that all Registrable Securities held by such Shareholder may be sold under Rule 144 during any 90-day period.

        5. Obligations of Baan.

               5.1 Subject to the limitations of Sections 2, 3 and 4 above, Baan shall (i) prepare and file with the Commission the Form F-3 registration statement in accordance with Section 4.2 hereof with respect to the shares of Registrable Securities; (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary, and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities proposed to be registered in each such registration statement from the day before the lapse of the restrictions on resale of Parent Common Shares imposed by qualifying the Merger for pooling-of-interests accounting treatment pursuant to SEC Accounting Series Release Nos. 130 and 135 ("ASR 130 and 135") until the first annual anniversary of the date of the

Reorganization Agreement (unless extended by that number of days equal to the number of days that use of the registration statement is discontinued as set forth herein); (iii) furnish to Shareholder such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Securities Act, and such other documents as Shareholder may reasonably request in order to effect the offering and sale of the Registrable Securities to be offered and sold, but only while Baan shall be required under the provisions hereof to cause the registration statement to remain current; and (iv) use its commercially reasonable efforts to register or qualify the shares of the Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as Shareholder shall reasonably request (provided that Baan shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified).

               5.2 Baan shall notify Shareholder, (A) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the registration statement or any post-effective amendment, when the same has become effective; (B) of any request by the Commission or any other federal or state governmental authority during the period of effectiveness of the registration statement for amendments or supplements to the registration statement or related prospectus or for additional information relating to the registration statement, (C) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose, (D) of the receipt by Baan of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (E) of the happening of any event which makes any statement made in the registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the registration statement or prospectus so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Baan may, upon the happening of any event (i) of the kind described in clauses B, C, D, or E hereof, or (ii) that, in the good faith judgment of Baan's Board of Directors, renders it advisable to suspend use of the prospectus for no more than sixty (60) days due to pending corporate developments, public filings with the Commission or similar events, suspend use of the prospectus on written notice to Shareholder, in which case Shareholder shall discontinue disposition of Registrable Securities covered by the registration statement or prospectus until copies of a supplemented or amended prospectus are distributed to Shareholder or until Shareholder is advised in writing by Baan that the use of the applicable prospectus may be resumed. Baan shall use its reasonable efforts to ensure that the use of the prospectus may be resumed as soon as practicable. Baan shall use every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the securities for sale in any jurisdiction, at the earliest practicable time. Baan shall, upon the occurrence of any event contemplated by clause E above, prepare a supplement or post-effective amendment to the registration statement or a supplement to the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               5.3 In connection with any offering of shares of Registrable Securities registered on Form F-3 pursuant to this Agreement, Baan shall instruct the transfer agent and registrar of the Baan Common Shares to remove the restricted legend and release any stop transfer orders with respect to the shares of Registrable Securities being sold.

               5.4 Baan shall apply for listing on the Nasdaq National Market (or on such market as Baan Shares are currently trading) the shares of Registrable Securities registered on Form F-3 pursuant to this Agreement.

               5.5 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, Baan agrees to use its reasonable efforts to:

                        (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

                        (b) File with the Commission in a timely manner all reports and other documents required of Baan under the Securities Act and the Exchange Act; and

                        (c) So long as any of the Shareholders owns any Restricted Securities to furnish to the Shareholders upon request a written statement by Baan as to its compliance with the reporting requirements of said Rule 144.

        6. Availability of Form F-3. Baan represents that it is currently eligible to utilize Form F-3 for registration of the Baan Shares.

        7. Notices. All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied, sent by overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses set forth below or to such other address as the party to whom notice is to be given may have furnished to the other party hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (A) in the case of personal delivery or notice by telecopier, on the date actually received, (B) in the case of overnight courier, on the next business day after the date when sent and (C) in the case of mailing, on the third business day following that on which the mail containing such communication is posted:

        To Baan:         Baan Company N.V.
                         11911 Freedom Drive, Suite 300
                         Reston, Virginia 20190-5602
                         Attention: General Counsel and Secretary of the Board Telephone No.: (703) 471-8785
                         Facsimile No.: (703) 471-8786


        To Shareholder:  William Nulty

                         ---------------------------------------

                         ---------------------------------------

                         ---------------------------------------

                         ---------------------------------------

        8. Miscellaneous.

               8.1 This Agreement shall be binding upon and shall inure to the benefit of Baan and Shareholder and their respective successors in interest.

               8.2 This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict laws thereof.

               8.3 This Agreement may be executed in counterparts, and all of such counterparts, taken together, shall constitute a single instrument.

               8.4 This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof. This Agreement or any term hereof may only be amended, waived or discharged by a written instrument signed by Baan and Shareholder.

               8.5 By their execution of this Agreement, each of the Shareholders hereby accepts and approves of the designation of the Securityholder Agent (as defined in the Reorganization Agreement) and to the provisions set forth in Section 7.2 of the Reorganization Agreement regarding indemnification and whereby the liability of the Securityholder Agent is limited for any act done or omitted hereunder as Securityholder Agent while acting in a manner he believes in good faith to be in the best interests of the corporation.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

        IN WITNESS WHEREOF, Baan and Shareholder hereto have executed this Agreement as of the day and year first above written.

                                BAAN COMPANY N.V.



                                By:
                                     ---------------------------------------
                                     Name:
                                     Title:


                                SHAREHOLDER




                                ---------------------------------------------
                                Name: William Nulty






                     [SHAREHOLDER AGREEMENT SIGNATURE PAGE]

                                    EXHIBIT A

                                BAAN COMPANY N.V.

                           F-3 REGISTRATION STATEMENT

                        SELLING SHAREHOLDER QUESTIONNAIRE

                              ______________, 1998


        PLEASE COMPLETE AND SIGN THE QUESTIONNAIRE AND RETURN IT TO DAVID CAMPBELL AT WILSON SONSINI GOODRICH & ROSATI, 650 PAGE MILL ROAD, PALO ALTO, CA, 94304-1050. WHERE SUPPLEMENTARY INFORMATION IS REQUESTED, KINDLY ANNEX THE SAME TO THIS QUESTIONNAIRE. IF ANY QUESTION IS INAPPLICABLE, SO INDICATE, BUT PLEASE RESPOND TO ALL QUESTIONS. IF YOU HAVE ANY QUESTIONS, PLEASE CONTACT DAVID CAMPBELL AT (650) 493-9300.

A.  General Information.

        1. The numbers of shares shown in the Registration Statement represent the total number of Baan Shares held by Shareholder. Are the numbers of Baan Shares listed opposite your name in the Prospectus correctly stated?

               Yes [ ]

               No [ ], the correct number(s) should be:


        2. Do you intend to include in the Registration Statement, for potential sale, the total number of Baan Shares set forth after your name on page __ of the Prospectus?

               Yes [ ]

               No, the number to be included should be _______


        3. Are all Baan Shares to be included in the Registration Statement to be offered for your account?

               Yes [ ]                            No [ ]

        4. If the answer to Question 3 was "No," please described below the number of Baan Shares to be offered for the account of another person or organization, the name and address of such person or organization, and the reasons for such proposed action:










        5. Describe any discounts or commissions, other than usual broker's commissions, to be allowed or paid to dealers, including all cash, securities, contracts or other consideration to be received by any dealer in connection with any sales of Baan Shares pursuant to the Registration Statement:








        6. Please indicate the proposed method(s) by which Baan Shares to be sold pursuant to the Registration Statement will be sold (more than one may be checked):

        [ ] In the over-the-counter market at prices prevailing at the time of sale

        [ ]  Directly through privately negotiated transactions

        [ ]  Privately negotiated transactions through brokers

        [ ]  Other, as described below

        -------------------------------------------------------------
        -------------------------------------------------------------
        -------------------------------------------------------------
        -------------------------------------------------------------
        -------------------------------------------------------------
        -------------------------------------------------------------

B. Representations and Covenants of Shareholder.

        Shareholder hereby represents, warrants, covenants, and agrees with Baan that:

        (1) Shareholder has not taken and will not take, directly or indirectly, any action designed to constitute or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security issued by Baan to facilitate the sale or resale of any of Baan's securities in violation of Regulation M under the Securities Exchange Act of 1934, a copy of which is attached hereto. Shareholder will effect transactions in Baan's securities only within the confines of such rules and such other federal or state securities laws as may be applicable. Shareholder has not, and will not without the prior written consent of Baan, during the period any securities are being offered for the account of Shareholder under the Registration Statement filed by Baan including any amendments thereto, directly or indirectly, purchase, bid for or induce (or attempt to induce) any other person to purchase any of Baan's Common Shares or Baan's securities convertible into such Common Shares unless such action by Shareholder is specifically permitted under any of the exemptions set forth in Regulation M, and Shareholder has not and will not pay or offer to pay any person any compensation for soliciting purchases of Baan's Common Shares except for ordinary brokerage commissions to be paid to any broker or dealer effecting the sale of securities being offered for its account under the Registration Statement.

        (2) Until all securities being offered for its account under the Registration Statement are sold, Shareholder will not disseminate any information concerning Baan other than through the most recent Prospectus included in the most recent Registration Statement filed with the Securities and Exchange Commission. Shareholder is aware of its duty to deliver a Prospectus in connection with each sale by it of Baan Shares under the Registration Statement. Shareholder will inform any broker or dealer requested by Shareholder to effect the sale of any securities being offered for its account under the Registration Statement, that such securities are part of a distribution of Baan's securities which is covered by that Prospectus, and that such broker or dealer may be subject to the provisions of Regulation M during the period Shareholder sells or offers to sell such securities. In addition, Shareholder will furnish any such broker or dealer with such number of copies of the Prospectus as such broker or dealer may reasonably require.

        (3) Shareholder will not make any sales other than within the conditions set forth herein and will notify Baan upon the completion of any and all sales of its securities covered by the Registration Statement.

        (4) Shareholder has received a copy of the Registration Statement and has reviewed the Registration Statement and will review any amendments thereto promptly after receipt thereof and agrees to inform Baan of any material facts, trends, or pending or existing conditions known to Shareholder that relate to the Shareholder and his distribution of Baan Shares and not fully disclosed in the Registration Statement or any such amendments which would adversely affect the business of Baan.

        The above information is supplied by Shareholder, and Shareholder understands that such information has been furnished specifically for use in a Registration Statement and may be submitted by Baan to the Securities and Exchange Commission and the NASD. Shareholder will immediately notify Baan of any changes in the above information from the date of signature until the conclusion of the offering of securities to be made under the Registration Statement.

Date: __________, 1998


                                            SHAREHOLDER



                                            -------------------------------